UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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URBAN OUTFITTERS, INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder:

You are cordially invited to attend the 2015 Annual Meeting of Shareholders of Urban Outfitters, Inc. to be held at 10:30 a.m., on Tuesday, June 2, 2015, at our corporate headquarters, 5000 South Broad Street, Building 543, Philadelphia, Pennsylvania 19112.

The matters to be considered and voted upon are described in the 2015 Notice of Annual Meeting of Shareholders and the Proxy Statement that accompany this letter. It is important that your shares be represented and voted at the Annual Meeting. Kindly read the attached Proxy Statement and vote your shares over the Internet, by telephone or, if you received one, by signing and dating the paper copy of the proxy card and returning it promptly.

I look forward to seeing you at the meeting where we will review the business and operations of Urban Outfitters.

Sincerely,

Richard A. Hayne Chairman of the Board

DATE: April 1, 2015

URBAN OUTFITTERS, INC.

5000 South Broad Street

Philadelphia, Pennsylvania 19112-1495

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 2, 2015

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Urban Outfitters, Inc. (the “Company”) will be held at our corporate headquarters, 5000 South Broad Street, Building 543, Philadelphia, Pennsylvania 19112, on June 2, 2015 at 10:30 a.m., for the following purposes:

1.	To elect eight Directors to serve a term expiring at the Annual Meeting of Shareholders in 2016.

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for Fiscal Year 2016.

3.	To re-approve the Urban Outfitters Executive Incentive Plan.

4.	To consider certain shareholder proposals, if properly presented at the Annual Meeting.

5.	To transact such other business as may properly come before the Annual Meeting.

The Board of Directors unanimously recommends that you vote “FOR” Proposals 1, 2 and 3 and “AGAINST” each of the proposals within item 4 above.

The Board of Directors has fixed March 11, 2015 as the record date for determining which shareholders are entitled to notice of, and to vote at, the Annual Meeting of Shareholders or any adjournment or postponement thereof.

By Order of the Board of Directors,

Glen A. Bodzy
Secretary

DATE: April 1, 2015

URBAN OUTFITTERS, INC.

5000 South Broad Street

Philadelphia, Pennsylvania 19112-1495

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

The accompanying proxy is solicited by the Board of Directors of Urban Outfitters, Inc. (the “Company”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, June 2, 2015 at 10:30 a.m., at the Company’s corporate headquarters, 5000 South Broad Street, Building 543, Philadelphia, Pennsylvania 19112, and any adjournments or postponements thereof. The Company is making its proxy statement (this “Proxy Statement”) and its annual report to shareholders available electronically via the Internet. On or before April 23, 2015, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our annual report and how to vote online. Shareholders who receive the Notice will not receive a printed copy of the proxy materials in the mail, although a proxy card will be mailed separately to each shareholder that beneficially owns more than 1,000 of the Company’s common shares, par value $.0001 per share (the “Common Shares”). If you would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.

Only shareholders of record, as shown on the transfer books of the Company at the close of business on March 11, 2015 (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 130,518,365 Common Shares outstanding. Shareholders of record on the Record Date may vote by (i) Internet on the website specified in the Notice and on the proxy card, (ii) telephone using the instructions provided on the proxy card or (iii) marking, executing and returning the proxy card, in accordance with the instructions thereon. Shareholders who hold their shares through a broker (in “street name”) must vote their shares in the manner prescribed by their broker.

When voting is properly authorized over the Internet or by telephone or proxy cards are properly dated, executed and returned, the Company’s Common Shares will be voted in accordance with the instructions of the shareholder. Any properly authorized proxy received on a timely basis on which no specification has been made by the shareholder will be voted “FOR” the election of the nominees to the Board of Directors listed in this Proxy Statement in Proposal 1, “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for Fiscal Year 2016 in Proposal 2, “FOR” the re-approval of the Urban Outfitters Executive Incentive Plan in Proposal 3, “AGAINST” the adoption of each of the shareholder proposals, to the extent permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC”), and in accordance with the judgment of the persons voting the proxies upon such other matters as may come before the Annual Meeting and any adjournments or postponements thereof. Any shareholder giving a proxy has the power to revoke it prior to its exercise either by giving written notice to the Secretary of the Company, by voting in person at the Annual Meeting, by executing a subsequent proxy card or by submitting a subsequent proxy over the Internet or by telephone.

Presence at the Annual Meeting in person or by proxy of the holders of a majority of the Common Shares entitled to vote is necessary to constitute a quorum. Each Common Share entitles the holder to one vote on each matter presented at the Annual Meeting. Proposal 1, regarding the election of directors, will be determined by a majority vote, that is, the affirmative vote of a majority of the votes cast with respect to a nominee is required to elect each nominee. Proposal 2, regarding the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for Fiscal Year 2016, Proposal 3, regarding the re-approval of the Urban Outfitters Executive Incentive Plan, Proposals 4 and 5, the properly presented shareholder proposals, and any other matters that may come before the Annual Meeting, will require the affirmative vote of a majority of the votes cast on the proposal. In all matters, an abstention or broker nonvote will not be counted as a vote cast.

PROPOSAL 1.    ELECTION OF DIRECTORS

The Company’s bylaws provide for the Board of Directors to be composed of as many directors as are designated from time to time by the Board of Directors. Currently there are eight directors. Each Director elected shall serve for a term of one year and until a successor is elected and qualified.

Unless otherwise directed, the persons named on the proxy intend to vote all valid proxies received by them “FOR” the election of the listed nominees. In the event any of the nominees shall be unable or unwilling to serve as a director, the persons named on the proxy intend to vote “FOR” the election of any person as may be nominated by the Board of Directors in substitution. The Company has no reason to believe that any of the nominees named below will be unable or unwilling to serve as a director if elected.

A nominee for election as a director must receive a majority of the votes cast to be elected. A majority of the votes cast means that the number of the votes cast “for” a nominee must exceed the number of votes cast “against” that nominee. Each shareholder is entitled to only one vote per share in the election of directors and each director nominee is voted upon separately. If an incumbent director who is a candidate for re-election is not elected, the director will be deemed to have tendered his or her resignation to the Board of Directors. The Nominating Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken, and the Board of Directors will be required to act on the Nominating Committee’s recommendation and disclose its decision and the rationale for the decision.

The nominees for re-election to the Board of Directors to serve as directors are Edward N. Antoian, Scott A. Belair, Harry S. Cherken, Jr., Margaret A. Hayne, Richard A. Hayne, Elizabeth Ann Lambert, Joel S. Lawson III and Robert H. Strouse. The Board of Directors has determined that six of the nominees, Messrs. Edward N. Antoian, Scott A. Belair, Joel S. Lawson III, Robert H. Strouse and Harry S. Cherken, Jr., and Ms. Elizabeth Ann Lambert, are independent under the listing standards of the NASDAQ Global Select Market (“NASDAQ”). The Board of Directors believes that all of its current directors possess personal and professional integrity, good judgment, a high level of ability and business acumen, and have performed exceptionally well in their respective time served as directors.

EDWARD N. ANTOIAN	Director Since 2011

Mr. Antoian, 59, is a partner and Chief Investment Officer for Zeke Capital Advisors, a financial advisory firm. He is also Chief Investment Officer of the Growth Group for Chartwell Investment Partners, an investment advisory firm, where he has worked since its inception in 1997. In addition, Mr. Antoian is the General Partner of Zeke, L.P., a privately offered long-short equity hedge fund. From 1984 until 1997, Mr. Antoian was the Senior Portfolio Manager of Delaware Management Co. Prior to that, Mr. Antoian worked at E.F. Hutton in Institutional Sales, and as a certified public accountant for Price Waterhouse. Mr. Antoian holds an MBA in

Finance and has financial and investment experience as a result of his experience as a CPA, financial advisor and portfolio manager. Mr. Antoian also serves as a director of a not-for-profit entity. As an independent director, Mr. Antoian would bring his in-depth understanding of finance and accounting and provide additional expertise in these areas to the Board of Directors.

SCOTT A. BELAIR	Director Since 1976

Mr. Belair, 67, co-founded Urban Outfitters in 1970 and has not been an employee since 1971, prior to incorporation of the Company in 1976. He has served as Principal of The ZAC Group, a financial advisory firm, since 1989. Previously, he was a managing director of Drexel Burnham Lambert Incorporated. Mr. Belair is also a director of Hudson City Bancorp, Inc. (NASDAQ: HCBK), and Hudson City Savings Bank. He holds an MBA degree and has financial and investment expertise, including financial reporting expertise, as a result of his significant experience as a CPA, financial advisor, and former chief financial officer in the financial services industry. As a co-founder of the Company, Mr. Belair has been involved with the Company from its inception, and accordingly has a comprehensive understanding of and perspective on its overall business and strategic direction.

HARRY S. CHERKEN, JR.	Director Since 1989

Mr. Cherken, 65, has been a partner in the law firm of Drinker Biddle & Reath LLP in Philadelphia, Pennsylvania since 1984, is a former managing partner of that firm, and has served as Co-Chair of its Real Estate Group. As a real estate lawyer with over 38 years’ experience representing public and private companies in the acquisition, construction, development, financing, leasing, management, consolidation, and disposition of commercial real estate, he has extensive experience with various types of real estate transactions and retail leases, including negotiating real estate transactions and leases on behalf of the Company nearly from its inception. Mr. Cherken also holds a Masters in Liberal Arts degree and serves as a trustee of various not-for-profit entities.

MARGARET A. HAYNE	Director Since 2013

Ms. Hayne, 56, joined the Company in August 1982. She is a 39 year veteran of the retail and wholesale industry and has served as President of Free People since March 2007 and as Chief Creative Officer, Urban Outfitters, Inc., since November 2013. Richard A. Hayne, the Company’s current Chairman, Chief Executive Officer and President, is Ms. Hayne’s spouse. As an employee of the Company for over 30 years and a director since 2013, Ms. Hayne brings a wealth of both Company-specific and industry-wide knowledge and experience to the Board of Directors.

RICHARD A. HAYNE	Director Since 1976

Mr. Hayne, 67, co-founded Urban Outfitters in 1970 and has been Chairman of the Board of Directors and President since the Company’s incorporation in 1976. Mr. Hayne served as the Company’s principal executive officer until 2007 and again, beginning in January 2012.

Margaret A. Hayne, President of Free People and Chief Creative Officer, Urban Outfitters, Inc. is Mr. Hayne’s spouse. Mr. Hayne’s long tenure leading the Company as Chairman of the Board and President, his tenure as principal executive officer, and his exceptional leadership skills make him uniquely qualified to serve as a director.

ELIZABETH ANN LAMBERT	Director Since 2014

Ms. Lambert, 51, is the founder and a partner of Bunkhouse Group, LLC, a hospitality management company. In 2006, Ms. Lambert formed Bunkhouse Group, LLC to oversee a growing portfolio of eclectic hotels and coffee shops. Bunkhouse currently operates the Hotel San José, the Hotel Saint Cecilia, three Jo’s Coffee shops, the Hotel Havana and El Cosmico, an 18-acre vintage trailer, tepee, tent hotel and event space. Prior to her experience as a hotelier, Ms. Lambert worked as a prosecutor in the Manhattan District Attorney’s office and the Austin, Texas Attorney General’s office. Currently, Ms. Lambert also serves on the Board of Directors of the National Council on Crime & Delinquency. Ms. Lambert’s experience growing a design-centric and customer-focused hospitality company from the ground up gives her a unique perspective and set of skills to contribute to the Board of Directors.

JOEL S. LAWSON III	Director Since 1985

Mr. Lawson, 67, is an independent consultant and private investor. From November 2001 until November 2003, he also served as Executive Director of M&A International Inc., a global organization of merger and acquisition advisory firms. From 1980 until November 2001, Mr. Lawson was Chief Executive Officer of Howard, Lawson & Co., an investment banking and corporate finance firm. Howard, Lawson & Co. became an indirect, wholly-owned subsidiary of FleetBoston Financial Corporation in March 2001. As the former Chief Executive Officer of an investment banking and corporate finance firm, Mr. Lawson has extensive experience in financial and investment matters, including financial reporting expertise. In addition, as the former Executive Director of a global organization of merger and acquisition advisory firms, he has specialized knowledge regarding mergers and acquisitions. He also holds an MBA degree and serves as a director of a not-for-profit entity.

ROBERT H. STROUSE	Director Since 2002

Mr. Strouse, 66, serves as President of Wind River Holdings, L.P., which oversees a diversified group of privately owned industrial and service businesses. Through his experience with this private investment company, Mr. Strouse brings to the Board of Directors experience in strategic planning, budgeting, talent recruitment and development, risk management and corporate development activities. Mr. Strouse is a former corporate lawyer whose practice, prior to 1998 when he joined Wind River, focused on mergers and acquisitions, corporate governance and SEC reporting. Mr. Strouse also serves as a director of a number of privately owned companies, including Conestoga Bank, and as a director of a not-for-profit entity.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE AT URBAN OUTFITTERS

Our business is managed under the direction of our Board of Directors, in accordance with the Pennsylvania Business Corporation Law and our bylaws. Members of the Board are kept informed of our business through discussions with the Chairman of the Board, the Chief Financial Officer and other officers, by reviewing materials provided to them and by participating in regular and special meetings of the Board and its committees. In addition, to promote open discussion among our non-employee directors, those directors meet in regularly scheduled executive sessions without the participation of management or employee directors.

Board of Directors

Our Board of Directors has a long-standing commitment to sound and effective corporate governance practices. The foundation for our corporate governance is the Board’s policy that a majority of the members of the Board should be independent. We have reviewed internally and with our Board of Directors the provisions of the Sarbanes-Oxley Act of 2002, the related rules of the SEC and current NASDAQ Marketplace Rules regarding corporate governance policies and procedures. Our corporate governance documents comply with all applicable requirements.

In accordance with our bylaws, our Board of Directors has specified that, as of the date of our Annual Meeting, the number of directors will be eight. Six of our current directors are non-employee directors and the Board of Directors has determined that each of the six current non-employee directors has no relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each meets the objective requirement of “independence” under the NASDAQ Marketplace Rules. Therefore, the Board of Directors has determined that each of these six directors is an “independent” director under the standards currently set forth in the NASDAQ Marketplace Rules. Neither Richard A. Hayne nor Margaret A. Hayne is independent. See also “Committees of the Board of Directors—Audit Committee” below.

The Board of Directors currently combines the role of Chairman of the Board of Directors (“Chairman”) and the role of Chief Executive Officer. Richard A. Hayne, the current Chairman, is also an executive officer of the Company, serving as Chief Executive Officer and President. The Board of Directors believes this is the most efficient and effective leadership structure for the Company at this time. Mr. Hayne is the co-founder of the Company and has been its Chairman since the Company’s incorporation in 1976, and as such the Board of Directors believes that he is uniquely qualified through his experience and expertise to set the agenda for, and lead discussions of, strategic issues for the Company at the board level. Mr. Hayne has been instrumental in the Company’s historical success, and is in large part responsible for the Company’s substantial growth since its inception.

The Board of Directors believes that the Company’s corporate governance structure provides the appropriate balance between the need for consistent strategic direction and the need for objectivity and independence of the non-management directors, and includes several effective oversight mechanisms, including: (i) the Board of Directors is comprised of a majority of independent directors; (ii) following most board meetings, the independent directors meet in executive session without the Chairman present to review, among other things, his performance as Chief Executive Officer and President; and (iii) various committees of the Board composed of only independent directors perform oversight functions independent of management, such as overseeing the integrity of the Company’s financial statements, senior executive compensation (including the compensation of the Chairman) and the selection and evaluation of directors. Accordingly, the Board of Directors believes that requiring that the Chairman be a non-management director would weaken the Company’s leadership structure without providing any added benefit beyond that already achieved by its existing governance structure. The Board of Directors retains authority to modify this structure as it deems appropriate.

In order to enhance the Board of Directors’ active and objective oversight of our management, the Board of Directors has determined that it is in the best interest of the Company and its shareholders to designate one of its independent directors to serve in a lead capacity (“Lead Director”). The Board of Directors has adopted a charter setting forth the duties and responsibilities of such Lead Director that will take effect as of the date of the Annual Meeting. A copy of the charter for the Lead Director will be made available on the Company’s corporate website, www.urbanoutfittersinc.com, when it becomes effective. The Board is expected to designate a Lead Director immediately following the Annual Meeting.

During Fiscal 2015, the Board of Directors held four meetings. Each member of the Board attended at least 75% of the total number of meetings of the Board and all committees on which he sits. All references in this Proxy Statement to our fiscal years refer to the fiscal years ended on January 31 in those years. For example, “Fiscal 2015” refers to the Company’s fiscal year ended January 31, 2015.

Committees of the Board of Directors

Our Board of Directors has an Audit Committee, Compensation Committee and Nominating Committee. The charters of these committees have been approved by our Board of Directors and are available on the Company’s corporate website at www.urbanoutfittersinc.com.

The Board of Directors established an Innovation Committee in December 2014 to assist the Board in its oversight of matters regarding innovation and disruptive technologies and adopted a charter setting forth the responsibilities, powers and authority of such committee. The Board is expected to appoint members to the Innovation Committee immediately following the Annual Meeting.

In December 2014, the Board also adopted amendments to the charters for the Audit Committee, Compensation Committee and Nominating Committee. The amended charters were adopted as part of the annual review of the Company’s charters, and were updated to, among other things, change the Compensation Committee’s name to the “Compensation and Leadership Development Committee,” change the Nominating Committee’s name to the “Nominating and Governance Committee” and clarify the responsibilities of the committees.

The charter for the Innovation Committee, as well as the amendments to the Audit Committee, Compensation Committee and Nominating Committee charters, will all take effect as of the date of the Annual Meeting, and will be available on the Company’s corporate website at www.urbanoutfittersinc.com, when they become effective.

The following table presents information regarding the membership of our Board Committees as of the date of this Proxy Statement.

Current Board Committee Membership

	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING COMMITTEE
Edward N. Antoian	+
Scott A. Belair	+	+X
Harry S. Cherken, Jr.			+
Joel S. Lawson III	+X	+
Robert H. Strouse		+	+X
Number of Meetings in Fiscal 2015*	9	4	5

+	Current Member
X	Chairperson
*	In addition, the Board Committees from time to time acted by unanimous written consent.

Audit Committee

The Audit Committee operates under a written charter that has been approved by the Board of Directors. The charter is reviewed annually by the Audit Committee with any recommended changes approved by the Board of Directors. The Audit Committee’s primary responsibility is to assist the Board of Directors in fulfilling its oversight responsibilities to our shareholders and other constituencies. In furtherance of those oversight responsibilities, the Audit Committee’s primary duties are to: (1) appoint (and terminate), compensate and oversee the work of the independent accountants, including the audit plan, scope and procedures; (2) pre-approve, in accordance with its pre-approval policies, all audit services and permissible non-audit services provided by the independent accountants to the Company; (3) confirm and assure the independence of the independent accountants by reviewing and discussing the formal written statement and other periodic written reports received from the independent accountants regarding their objectivity and independence, including statements concerning other relationships and services that may affect their independence; (4) set clear hiring policies for employees and former employees of the independent accountants; (5) consider and review with the independent accountants, the Company’s internal audit department, and management, the adequacy and effectiveness of the Company’s internal controls, including processes for identifying significant risks or exposures (as further discussed in “—Risk Management” below), and elicit recommendations for the improvement of such internal control procedures where desirable; (6) review with the independent accountants and management (i) the Company’s financial reporting (including financial statements and related footnotes), (ii) any significant changes required in the independent accountants’ audit plan, (iii) any material difficulties or disputes with management encountered during the course of the audit, (iv) other matters related to the conduct of the audit, (v) any material written communications provided by the independent accountants to management and the Company’s response to those communications, and (vi) any legal and regulatory matters that may have a material impact on the financial statements; (7) review the appointment, replacement, reassignment or dismissal of management of the Company’s internal audit function; (8) review and approve all related party transactions; (9) establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding these issues; (10) report committee actions to the Board with such recommendations as the committee may deem appropriate; (11) prepare the audit committee report required to be filed with the SEC; (12) review and reassess the adequacy of the Audit Committee’s Charter annually and submit recommended amendments to the Board for approval; (13) investigate any matter brought to its attention within the scope of the Audit Committee’s duties, with the power to retain and determine the appropriate compensation for independent legal, accounting, financial and other advisors as the committee may deem necessary or appropriate to carry out its duties, at the expense of the Company; and (14) enforce the Company’s Code of Conduct and Ethics. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Board of Directors has determined that each member of the Audit Committee is independent, under the independence standards discussed above, and that each member meets the additional standards of independence applicable under the Sarbanes-Oxley Act of 2002 and related rules of the SEC and the listing standards of the NASDAQ Marketplace Rules. In addition, the Board of Directors has determined that each of the current directors serving on the Audit Committee, Joel S. Lawson III, Edward N. Antoian and Scott A. Belair, qualifies as an “audit committee financial expert” in accordance with the definition of “audit committee financial expert” set forth in Item 407(d)(5)(ii) of Regulation S-K, as adopted by the SEC.

Compensation Committee

The Compensation Committee operates under a written charter that has been approved by the Board of Directors. The charter is reviewed annually by the Compensation Committee with any recommended changes approved by the Board of Directors. The Compensation Committee is responsible for overseeing our compensation strategy and for the oversight and administration of our compensation programs including our stock incentive plans. The Compensation Committee: reviews and approves performance targets, eligibility, participation and award levels for incentive compensation plans; approves and reports to the Board on the administration of compensation plans and the compensation of executives at specified salary levels; formulates, evaluates and approves the compensation of the Chief Executive Officer; selects participants and determines when options and other equity-based awards should be granted, the number of shares to be subject to each option or award, and other terms of the option or award; provided, however, that the Chairman has discretionary authority to grant awards that cover 40,000 or fewer Common Shares under the Company’s 2008 and 2004 Stock Incentive Plans to individuals not subject to Section 16 of the Exchange Act. In addition, the Compensation Committee monitors aggregate share usage under our stock incentive plans and potential dilution resulting from the granting of options or awards. It also makes all other determinations involved in the administration of these stock incentive plans. The Board of Directors has determined that each member of the Compensation Committee is independent under the independence standards currently set forth in the NASDAQ Marketplace Rules. For a discussion of the role of executive officers and compensation consultants in determining executive and director compensation, see “Compensation of Executive Officers—Compensation Discussion and Analysis—Design of Compensation Program” and “—Operation and Process—Role of Executive Officers in Establishing Compensation.”

Nominating Committee

The Nominating Committee operates under a written charter that has been approved by the Board of Directors. The charter is reviewed annually by the Nominating Committee with any recommended changes approved by the Board of Directors. The Nominating Committee, in consultation with our Chairman: (1) recommends to the Board for its selection (i) potential nominees for director to stand for election at the Company’s annual meeting of shareholders, including without limitation, those proposed by shareholders, and (ii) individuals to be considered by the Board of Directors to fill vacancies; (2) establishes criteria for selecting new directors; (3) conducts, or causes to be conducted, background and qualifications checks of new director candidates; and (4) evaluates directors before nomination for re-election. The Board of Directors has determined that each member of the Nominating Committee is independent under the independence standards currently set forth in the NASDAQ Marketplace Rules.

Director Nominations

The Nominating Committee recommends director nominees to the Board of Directors. The Nominating Committee seeks individuals with diverse experience from traditional corporate environments as well as from other sources who are qualified to be directors based on the committee’s judgment of the potential candidate’s experience, skills and knowledge of business and management practices. If needed, the Nominating Committee will use a third party search firm to assist in finding director candidates. No third parties were engaged to evaluate or assist in identifying potential director nominees in Fiscal 2015.

The Nominating Committee considers the diversity of directors as part of the overall mix of factors when identifying and evaluating candidates for the Board of Directors. The Company considers diversity broadly to include differences of viewpoint, professional experience, individual characteristics, qualities and skills, resulting in naturally varying perspectives among the directors and individual skills that complement the full Board. The Nominating Committee strives to broaden the knowledge and viewpoints of the members of the Board. Therefore, the Board, as a unit, possesses the appropriate skills and experience to oversee the Company’s business.

As currently constituted, the Board of Directors consists of directors with several different areas of expertise and different perspectives; for example, it includes a director who is a co-founder of the Company with financial advisory expertise, the head of a private investment company, a founder of a hospitality management company, a private investor with a background in international mergers and acquisitions and investment banking, a lawyer specializing in real estate with an emphasis on retail leasing, the president of a brand and the Company’s Chief Creative Officer, and the Company’s current Chairman, Chief Executive Officer and President, who is also a co-founder of the Company with broad experience in the Company’s business segments.

The Nominating Committee will give appropriate consideration to qualified persons recommended by shareholders for nomination as directors and will evaluate such qualified persons in the same manner as other identified candidates, when submitted prior to the shareholder proposal date referred to in the “Proposals for 2016 Annual Meeting” section of this Proxy Statement (the “Proposals Section”), provided such recommendations comply with the advance notice procedures in the Company’s bylaws, which are summarized in the Proposals Section. Shareholders may submit director recommendations in writing to the Nominating Committee, at Urban Outfitters, Inc., 5000 South Broad Street, Building 543, Philadelphia, PA 19112. Such recommendations must also include: (i) sufficient biographical information about the proposed nominee to permit the Nominating Committee to evaluate his or her qualifications and experience, and (ii) the nominee’s consent to being named in the Proxy Statement and to serving as a director if elected.

Risk Management

The Board of Directors is actively involved in the oversight of risks that could affect the Company. This oversight is conducted primarily through the Audit Committee, but the full Board has retained responsibility for general oversight of risks. The Audit Committee, pursuant to its charter, considers and reviews with the Company’s internal audit department, independent registered public accounting firm, and management, the adequacy of the Company’s internal controls, including the processes for identifying significant risks or exposures, and elicits recommendations for the improvements of such procedures where desirable. In addition to the Audit Committee’s role, the full Board of Directors is involved in oversight and administration of risk and risk management practices by overseeing members of senior management in their risk management capacities, regularly reviewing and analyzing the Company’s investment portfolio and accompanying risk levels, and reviewing and analyzing inventory risk each quarter as part of the review of quarterly financial statements. Members of the Company’s senior management have day-to-day responsibility for risk management and establishing risk management practices, and members of management are expected to report matters relating specifically to the Audit Committee directly thereto, and to report all other matters directly to the Board of Directors as a whole. Members of the Company’s senior management have an open line of communication to the Board of Directors and have the discretion to raise issues from time-to-time in any manner they deem appropriate, and management’s reporting on issues relating to risk management typically occurs through direct communication with directors or committee members as matters requiring attention typically arise.

In addition to the Audit Committee, the Compensation Committee considers the risks that may be implicated with executive compensation, as discussed in “Compensation of Executive Officers—Compensation Discussion and Analysis—Determination of Amount of Element; Relation of Elements to Primary Compensation Objectives—Setting Performance Criteria and Targets.”

Communications with Directors

Shareholders may communicate with members of the Company’s Board of Directors by writing, as applicable, to the full Board of Directors, a particular committee or a specific director at Urban Outfitters, Inc., 5000 South Broad Street, Philadelphia, PA 19112. The Company’s telephone number is (215) 454-5500 and its fax number is (215) 454-4660.

Annual Meeting

Pursuant to the Company’s policy, the directors are expected to attend the Company’s annual meetings of shareholders. All of the Company’s current directors attended last year’s annual meeting of shareholders with the exception of Ms. Lambert, who was not a director of the Company at the time of the 2014 annual meeting of shareholders.

Code of Conduct and Ethics

The Company has had a written code of conduct for a number of years. Our Code of Conduct and Ethics (the “Code”) applies to the Company’s directors and employees, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. The Code includes guidelines relating to compliance with laws, the ethical handling of actual or potential conflicts of interest, the use of corporate opportunities, the protection and use of the Company’s confidential information, the acceptance of gifts and business courtesies, compliance with anti-bribery and illegal payment laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the Code. The Code is available on the Company’s corporate website at www.urbanoutfittersinc.com. The Company intends to post any amendments to the Code and also to disclose any waivers (to the extent applicable to the Company’s Chief Executive Officer, Chief Financial Officer or Principal Accounting Officer) on its website.

PROPOSAL 2.    RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2016

The Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company and the effectiveness of internal control over financial reporting for Fiscal 2016, and to perform such other appropriate accounting services as may be approved by the Audit Committee. The Board of Directors proposes and recommends that shareholders ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for Fiscal 2016.

More information concerning the relationship of the Company with its independent registered public accounting firm appears above under the heading “Corporate Governance at Urban Outfitters—Audit Committee” and below under the headings “Relationships with Auditors” and “Audit Committee Report.”

If the shareholders do not ratify the appointment, the Audit Committee will take such vote into account in considering the retention of Deloitte & Touche LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2016.

PROPOSAL 3.    RE-APPROVAL OF THE URBAN OUTFITTERS

EXECUTIVE INCENTIVE PLAN

The Company’s shareholders approved the Urban Outfitters Executive Incentive Plan (as amended thereafter, the “Incentive Plan”) at the Company’s annual meeting of shareholders on May 24, 2005 and re-approved the Incentive Plan at the Company’s annual meeting of shareholders on May 18, 2010. The cash bonuses paid under the Incentive Plan are intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”) and therefore not subject to the limits on income tax deductibility included in that section. One requirement for preserving deductibility is that the material terms of the performance goals be approved by shareholders at five-year intervals if the compensation committee has retained discretion to vary the targets under the performance goals from year to year. The Compensation Committee has retained discretion to vary the targets under the performance goals from year to year. Accordingly, shareholders are being asked to re-approve the material terms of the performance goals in the Incentive Plan in order to preserve the Company’s federal income tax deduction for performance-based compensation awards to its Chief Executive Officer and each of its other three most highly-paid executive officers, other than the Chief Financial Officer. There has been no change to the material terms of the performance goals from those previously approved by the shareholders at the Company’s 2010 annual meeting of shareholders. Re-approval of the material terms of the performance goals requires the affirmative vote of a majority of the Common Shares cast in person or represented by proxy at the Annual Meeting. The Board of Directors has re-approved the material terms of the Incentive Plan’s performance goals, subject to re-approval by the shareholders.

The principal features of the Incentive Plan are summarized below. This summary is qualified in its entirety by the complete text of the Incentive Plan, which is attached as Appendix A to this Proxy Statement.

The Incentive Plan is intended to provide corporate officers and other key employees of the Company or a subsidiary of the Company with an opportunity to receive an annual cash incentive bonus based on the achievement of objective, pre-established performance criteria and performance targets. If the material terms of the Incentive Plan’s performance goals are re-approved, annual awards would continue in subsequent fiscal years (subject to future shareholder approval as required by Section 162(m)), until the Incentive Plan is terminated by the Board of Directors. The Compensation Committee currently expects that awards will be granted under the Incentive Plan to one or more of the Company’s executive officers, including those designated as “named executive officers” in the Summary Compensation Table of the “Compensation of Executive Officers” section of this Proxy Statement.

At the beginning of each fiscal year, the Compensation Committee will determine the employees who are eligible to participate in the Incentive Plan and each participant’s target award, which will be a specified percentage of his or her base salary. For Fiscal 2015, the Compensation Committee designated eight employees as eligible to participate in the Incentive Plan. The Compensation Committee will also establish a schedule or matrix of performance criteria and performance targets for each participant that will show the percentage of the target award payable under various levels of achieved performance. In order to be considered performance-based compensation under Section 162(m), an award must be subject to the accomplishment of one or more performance goals. These performance goals may be based on one or more of the following business criteria established by the Compensation Committee: sales, profit, return on sales, net operating profit after taxes, investment turnover, customer service indices, funds from operations, income from operations, return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of shares, economic value added, total shareholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, sales growth, net revenue growth, capacity utilization, new stores opened, customer penetration, increase in customer base, net income growth, expense control and hiring of personnel.

At the end of the year, the Compensation Committee will determine the extent of achievement of the pre-established performance targets for each performance criterion under the Incentive Plan. The level of achievement attained will be applied to the schedule or matrix to determine a performance adjustment percentage. The award payable to the participant will be equal to the performance adjustment percentage, multiplied by the participant’s target award. The Compensation Committee may not increase the amount of compensation that would otherwise be payable under the Incentive Plan to Covered Employees upon achievement of performance targets, but it may reduce any participant’s award, and may increase the award otherwise payable to a participant who is not a Covered Employee, if it believes such action would be in the best interest of the Company. Awards will be paid in cash as soon as practicable after the close of the year for which they are earned. No award will be payable to any participant who is not an employee on the date the award is scheduled to be paid, with certain exceptions in the event of death or disability. In addition, if a participant retires or is involuntarily terminated after the last day of the fiscal year but before the award is paid, the Compensation Committee, in its sole discretion, may determine the amount of the award to be granted, if any, under the terms of the Incentive Plan. With respect to employees who are not Covered Employees, the Compensation Committee may delegate this authority (as well as the authority to grant awards) to the President of the Company.

The maximum award that may be paid to any individual with respect to any fiscal year is five million dollars.

The Board of Directors may amend, suspend, discontinue or terminate the Incentive Plan. Shareholder approval is required, however, to change the class of individuals eligible to participate in the Incentive Plan, the performance criteria from which the Compensation Committee may select, and the maximum amount payable to any individual with respect to any year. It is the Company’s policy to take all reasonable action to maximize the deductibility of all performance-based compensation. Therefore, the Board of Directors recommends that the material terms of the Incentive Plan’s performance goals be re-approved by shareholders.

The benefits under the Incentive Plan are not yet determinable with respect to Fiscal 2016. The following table sets forth the benefits earned by each person or group listed below under the Incentive Plan for Fiscal 2015:

FISCAL 2015 PLAN BENEFITS

URBAN OUTFITTERS EXECUTIVE INCENTIVE PLAN

Name and Position	Dollar Value ($)(1)
Richard A. Hayne	$500,000
Chairman of the Board,
Chief Executive Officer and President
Urban Outfitters, Inc.
Francis J. Conforti	$383,625
Chief Financial Officer
Urban Outfitters, Inc.
David W. McCreight	$1,577,813
Chief Executive Officer
Anthropologie Group
Tedford G. Marlow	$810,000
Chief Executive Officer
Urban Outfitters Group
Calvin B. Hollinger	$418,950
Chief Administrative Officer
Urban Outfitters, Inc.
Executive Group	$4,154,388
Non-Executive Director Group	$0
Non-Executive Officer Employee Group	$0

(1)	The Incentive Plan provides participants with cash incentive bonuses; no equity-based awards or deferred units are permitted under the plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RE-APPROVAL OF THE URBAN OUTFITTERS EXECUTIVE INCENTIVE PLAN.

PROPOSAL 4.    SHAREHOLDER PROPOSAL REGARDING

HUMAN RIGHTS REPORT

Calvert Investment Management, Inc. (“Calvert”) has given notice that it intends to present the proposal set forth below for action at the Annual Meeting. The Company will promptly provide the shareholder’s name, address and number of Common Shares held to any shareholder upon receiving an oral or written request. See “Corporate Governance at Urban Outfitters—Communications with Directors” for the Company’s telephone number and address.

Shareholder Proposal and Shareholders’ Supporting Statement

RESOLVED, that shareholders of Urban Outfitters urge the Board of Directors to report to shareholders, at reasonable cost and omitting proprietary information, on the company’s process for identifying and analyzing potential and actual human rights risks of Urban Outfitters’ operations and supply chain (referred to herein as a “human rights risk assessment”) addressing the following:

•	Human rights principles used to frame the assessment

•	Frequency of assessment

•	Methodology used to track and measure performance

•	Nature and extent of consultation with relevant stakeholders in connection with the assessment

•	How the results of the assessment are incorporated into company policies and decision-making

•	Disclosure of quantitative human rights key performance data

•	List of countries where the company sources a minimum of 5% of its total global volume order

The report should be made available to shareholders on Urban Outfitters’ website no later than October 31, 2015.

Supporting Statement

As long-term shareholders, we favor policies and practices that protect and enhance the value of our investments. There is increasing recognition that company risks related to human rights violations, such as litigation, reputational damage, and project delays and disruptions, can adversely affect shareholder value.

Urban Outfitters, like most companies in the apparel industry, has adopted a human rights code that applies to its suppliers and conducts compliance audits. However, adoption of a supplier code of conduct and basic audits is only the first step in effectively managing human rights risks. Companies must assess risks to shareholder value of human rights practices in their operations and supply chains to translate principles into protective practices.

The importance of human rights risk assessment is reflected in the United Nations Guiding Principles on Business and Human Rights (the “Ruggie Principles”) approved by the UN Human Rights Council in 2011. The Ruggie Principles urge that “business enterprises should carry out human rights due diligence . . . assessing actual and potential human rights impacts, integrating and acting upon the findings, tracking responses, and communicating how impacts are addressed.” (http://www.business-humanrights.org/media/documents/ruggie/ruggie-guiding-principles-21-mar-2011.pdf)

Urban Outfitters business exposes it to significant human rights risks. For example, the company acknowledges that “conflict minerals are commonly used in many products, and may be used in some of the products we offer.” While the company indicates that it sources “numerous foreign and domestic vendors,” it fails to provide investors with sufficient country-level supply chain information to accurately assess sourcing risks. (Form 10K for fiscal year ended January 31, 2014)

We urge shareholders to vote for this proposal.

Board of Directors’ Response

The Board of Directors has carefully considered the shareholder proposal and, for the reasons described below, believes that this type of report is unnecessary in light of the comprehensive workers’ rights program the Company has already implemented and that the proposal would impose an unnecessary burden and expense on the Company without benefit to its shareholders. The Company’s shareholders have rejected similar proposals relating to vendor practices and workers’ rights in previous years, most recently in 2014.

The proposal is redundant because the Company already has adopted policies that address not only the economic risks that are the focus of the proposal, but also the fundamental rights and freedoms of the workers who supply products to the Company (“Workers”). The Company strongly supports freedom and human rights for Workers, and actively seeks to foster a culture of ethical behavior and integrity, free of coercion and intimidation.

This commitment is embodied in the Company’s Statement of Corporate Policy and Code of Conduct (the “Vendor and Supplier Code”), which sets forth standards for the Company’s vendors and suppliers and is available on the Company’s vendor website. The Vendor and Supplier Code addresses, among other things, employment practices, anti-discrimination and fair treatment, underage labor, wages and benefits and the work-place environment. The Vendor and Supplier Code does more than simply require reporting on human rights risks in the Company’s supply chain. It prohibits those who do business with the Company from engaging in the type of conduct of concern to the Company and the proponents. The Company’s policy is not to do business with those who are in violation of the Vendor and Supplier Code. Furthermore, the Vendor and Supplier Code provides a variety of resources to enable employees to report concerns or suspected violations. The Company has also implemented a compliance program in connection with the Vendor and Supplier Code that is regularly monitored to ensure that vendors and suppliers are meeting important human rights standards and conditions of employment.

The Company’s commitment to ethical business practices is also reflected in the Company’s Code of Conduct and Ethics (the “Code”), which is available on the Company’s investor relations page at www.urbanoutfittersinc.com. The Code establishes policies and practices that address business ethics and a wide range of employment and workplace issues, including the health, wellness and safety of the Company’s employees, as well as unacceptable workplace conduct and harassment.

In light of the existing policies and processes the Company maintains to avoid violations of Workers’ freedom and rights, as well as to address and minimize economic risks that might stem from such violations, the Board of Directors believes the additional reporting requested by the proposal is unnecessary. The Board of Directors believes that the proposal represents the potential for a diversion of resources with no corresponding benefit to the Company, Workers, customers or shareholders.

For the foregoing reasons, the Board of Directors unanimously believes that this proposal is not in the best interests of the Company or its shareholders, and recommends that you vote “AGAINST” Proposal 4. Proxies solicited by the Board of Directors will be voted “AGAINST” this proposal unless a shareholder has otherwise indicated in voting the proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL 4.

PROPOSAL 5.    SHAREHOLDER PROPOSAL REGARDING PROXY ACCESS

The Comptroller of the City of New York, Scott M. Stringer, as the custodian and a trustee of the New York City Employees’ Retirement System, the New York City Fire Department Pension Fund, the New York City Teachers’ Retirement System, and the New York City Police Pension Fund, and as custodian of the New York City Board of Education Retirement System (collectively, the “Systems”), has given notice that the Systems intend to present the proposal set forth below for action at the Annual Meeting. The Company will promptly provide the shareholders’ names, addresses and number of Common Shares held to any shareholder upon receiving an oral or written request. See “Corporate Governance at Urban Outfitters—Communications with Directors” for the Company’s telephone number and address.

Shareholder Proposal and Shareholder’s Supporting Statement

RESOLVED: Shareholders of Urban Outfitters, Inc. (the “Company”) ask the board of directors (the “Board”) to adopt, and present for shareholder approval, a “proxy access” bylaw. Such a bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the “Nominator”) that meets the criteria established below. The Company shall allow shareholders to vote on such nominee on the Company’s proxy card.

The number of shareholder-nominated candidates appearing in proxy materials shall not exceed one quarter of the directors then serving. This bylaw, which shall supplement existing rights under Company bylaws, should provide that a Nominator must:

a)	have beneficially owned 3% or more of the Company’s outstanding common stock continuously for at least three years before submitting the nomination;

b)	give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the “Disclosure”); and

c)	certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company’s proxy materials; and (c) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the “Statement”). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.

SUPPORTING STATEMENT

We believe proxy access is a fundamental shareholder right that will make directors more accountable and contribute to increased shareholder value. The CFA Institute’s 2014 assessment of pertinent academic studies and the use of proxy access in other markets similarly concluded that proxy access:

•	Would “benefit both the markets and corporate boardrooms, with little cost or disruption.”

•	Has the potential to raise overall US market capitalization by up to $140.3 billion if adopted market-wide. (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1)

The proposed bylaw terms enjoy strong investor support – votes for similar shareholder proposals averaged 55% from 2012 through September 2014 – and similar bylaws have been adopted by companies of various sizes across industries, including Chesapeake Energy, Hewlett-Packard, Western Union and Verizon.

We urge shareholders to vote FOR this proposal.

Board of Directors’ Response

The Board of Directors has carefully considered the shareholder proposal and, for the reasons described below, believes that the proposal to adopt, and present for shareholder approval, a “proxy access” bylaw is not in the best interests of the Company or its shareholders. The Company is dedicated to the long term interests of its shareholders. The Board of Directors strenuously objects to the proposal, which carries the potential for a small minority of shareholders to promote special interests to the detriment of the Company and other shareholders. In addition, the proposal undercuts the critical function of the Nominating Committee, incentivizes short term thinking, and could jeopardize the efficient functioning of the Board of Directors. As evidenced by the purported seventy-five filings of similar proposals made by or on behalf of the proponents, the proposal is a “one-size fits all” approach that is inconsistent with the Company’s well-constructed and responsive governing structure

The Board of Directors believes that the Company’s current corporate governance guidelines and practices provide its shareholders with a meaningful voice in the election of directors and that the proposal undermines the critical role of the Nominating Committee. In addition, adoption of this proposal would be not only unnecessary but also potentially expensive and disruptive. The Nominating Committee considers the interests of all of the Company’s shareholders in the selection process and the Board of Directors is concerned that the proposal may permit a small minority of shareholders with special interests to place nominees directly on the ballot to serve those interests. This proposal to avoid the Nominating Committee process would serve only to interfere with our Board of Directors’ ability to serve the long-term interests of the Company’s shareholders.

The Board of Directors believes that the Company’s current governance policies and practices ensure that the Board of Directors is accountable to the Company’s shareholders. For example:

•	Beginning at the 2015 Annual Meeting, all directors will be elected annually.

•	Directors are elected by a majority vote. If an incumbent director is not re-elected, the director shall be deemed to have tendered his or her resignation to the Board of Directors.

•	Effective as of the 2015 Annual Meeting, the Company will have an independent lead director of the Board of Directors.

•	Two new directors (both women) have been elected to the Board of Directors during the past two years.

The Board of Directors believes that the Company’s current governance policies provide the appropriate balance between ensuring the Board of Directors’ accountability to shareholders and enabling the Board of Directors to effectively oversee the Company’s business and affairs for the long-term benefit of shareholders.

An effective board of directors is composed of individuals with a diverse and complimentary blend of experiences, skills, and perspectives. The Nominating Committee and the Board of Directors are best situated to assess the particular qualifications of potential director nominees and determine whether they will contribute to an effective and well-rounded board of directors that operates openly and collaboratively and represents the interests of all shareholders, not just those with special interests. Additionally, the Nominating Committee carefully reviews and considers the independence of potential nominees prior to their inclusion in the proxy materials. This proposal could enable a holder or group of holders of as little as 3% of the Company’s outstanding Common Shares to bypass this process and place directly into nomination candidates who may fail to meet the independence requirements or other qualifications established by the Board of Directors or the NASDAQ Global Select Market, fail to contribute to the desired mix of perspectives, or fail to represent the interests of shareholders as a whole.

The Board of Directors also believes that this proposal could encourage a short-term perspective in the management and oversight of the business. Facing contested elections every year would be highly distracting and expensive. Divisive proxy contests would regularly and substantially disrupt Company affairs and the effective functioning of the Board of Directors. In fact, the SEC’s rule implementing universal proxy access was overturned by a United States Court of Appeals because the court determined that the SEC had not adequately assessed the expense and distraction proxy contests would entail. Furthermore, the potential for high annual turnover could lead to an inexperienced board that lacks sufficient knowledge and understanding of the Company’s current and past business to provide meaningful and effective oversight of its operations and long-term strategies.

For the foregoing reasons, the Board of Directors unanimously believes that this proposal is not in the best interests of the Company or its shareholders, and recommends that you vote “AGAINST” Proposal 5. Proxies solicited by the Board of Directors will be voted “AGAINST” this proposal unless a shareholder has otherwise indicated in voting the proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL 5.

OTHER MATTERS

The Board of Directors knows of no matters to be presented for action at the Annual Meeting, other than those set forth in the attached Notice and customary procedural matters. If any other matters should properly come before the Annual Meeting or any adjournments or postponements thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by the rules and regulations of the SEC, in accordance with the judgment of the persons voting such proxies.

COMPENSATION OF DIRECTORS

FISCAL 2015

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)		Total ($)
Edward N. Antoian	100,000	—	140,400	†*	—	—	—		240,400
Scott A. Belair	100,000	—	140,400	†*	—	—	—		240,400
Harry S. Cherken, Jr.	100,000	—	140,400	†*	—	—	—		240,400
Elizabeth Ann Lambert	50,000	—	—		—	—	—		50,000
Joel S. Lawson III	100,000	—	140,400	†*	—	—	—		240,400
Robert H. Strouse	100,000	—	140,400	†*	—	—	—		240,400
Margaret A. Hayne**	467,116	—	—		—	—	6,042	(1)	473,158

†

The aggregate grant date fair value (the “Aggregate Fair Value”) of the options granted on May 27, 2014 was $7.02 per share and was calculated using a Lattice Binomial Model. The May 27, 2014 Aggregate Fair Value was $140,400 (20,000 shares x $7.02 per share) for each optionee. Fiscal 2015 option expense was $90,991 relating to the May 27, 2014 grant and $68,565 relating to a grant made on May 28, 2013. The options granted on May 28, 2013 had an Aggregate Fair Value of $9.67 per share, which was also calculated using a Lattice Binomial Model during Fiscal 2014. For a discussion of the assumptions utilized in the Lattice Binomial Model in Fiscal 2015 and Fiscal 2014, please see note 9 to the Company’s consolidated financial statements for the fiscal year ended January 31, 2015, which is included in the Company’s Annual Report on Form 10-K, as filed with the SEC on April 1, 2015.

*	As of January 31, 2015, the total number of outstanding stock options held by our non-management directors, including for each director the 20,000 unvested options granted on May 27, 2014, was as follows: Mr. Antoian, 80,000; Mr. Belair, 230,000; Mr. Cherken, 230,000; Ms. Lambert, 0; Mr. Lawson, 210,000; and Mr. Strouse, 230,000.
**	Compensation earned as Chief Creative Officer, Urban Outfitters, Inc., and President, Free People.
(1)	Includes matching cash contributions in Fiscal 2015 by the Company under the Urban Outfitters 401(k) Savings Plan of $4,004 for Ms. Hayne. Also includes automobile insurance premiums in the amount of $1,780 and life insurance premiums in the amount of $258 paid by the Company for Ms. Hayne.

Each director who is not also an employee of the Company (“Outside Directors”) is paid two cash installments consisting of (i) a $50,000 payment following the Company’s annual meeting of shareholders, and (ii) a $50,000 payment in February following completion of the fiscal year.

During Fiscal 2015, the Company granted, on a discretionary basis, each Outside Director serving on May 27, 2014 the option to purchase 20,000 Common Shares under the Company’s 2008 Stock Option Plan. The exercise price of the non-qualified stock options granted under the Plan was $35.85.

All directors and their immediate families are eligible to receive discounts on our merchandise through use of discount cards issued to them and in accordance with our employee merchandise discount policy.

The Board of Directors believes it is good corporate practice to periodically review and re-evaluate the total compensation paid to the Company’s Outside Directors for their service on the Board of Directors, including the cash and equity components of that compensation. The Board of Directors intends to review the compensation paid to the Outside Directors following the Annual Meeting and will make any adjustments it deems appropriate.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Company Objectives

The Company’s compensation program is designed to attract, retain and motivate executive and key employee talent in support of its primary objective of building compelling brands that connect with the customer on an emotional level. The Company believes that delivering value to the customer by excelling at “experiential retailing” is the foundation for the long-term maximization of shareholder value.

Design of Compensation Program

General

In furtherance of our primary objective, our compensation program is designed to motivate executives to maximize shareholder value and grow our brands, both in the short-term and the long-term, by rewarding executives for doing so. Our compensation program seeks to establish balanced performance metrics that promote disciplined progress towards longer-term goals and that correlate to the revenue and profit objectives of, and appropriate risk to, the Company. The combination of performance-based compensation and equity-based awards, which derive their benefit from increases in shareholder value, provides the majority of our executive officers’ total compensation and furthers our core compensation principle of providing pay for both individual and Company-wide performance. These long standing compensation policies were designed and approved by management, the Compensation Committee or the Board of Directors, as appropriate. In addition, at the 2014 annual meeting of shareholders, our shareholders overwhelmingly approved our executive compensation program. We have identified the first step in attaining these objectives as having superior executives in place, and as such, our compensation program’s initial purpose is to attract and retain exceptional executive leadership. This requires our compensation to be competitive in the marketplace. The other step in attaining our objectives is to reward these executives through annual performance-based compensation based on the achievement of specific operating goals that have been determined by the Compensation Committee based on recommendations by our Chairman, Chief Executive Officer and President. Moreover, through equity-based compensation, we attempt to align the compensation of our executives with the interests of the shareholders and motivate our executives to achieve the Company’s longer-term goals.

Long-Term versus Currently Paid Out Compensation

Current compensation paid to executive officers includes base salaries, which are paid periodically throughout the fiscal year, and performance bonuses, which are awarded at the end of the fiscal year. The Company’s long-term compensation has been comprised of stock options, stock appreciation rights, performance stock units and restricted stock units. The Company has long believed that the characteristics of equity-based compensation, particularly the extended vesting periods, leverage and the deferral of taxation until exercise or vesting, are closely aligned with maximizing shareholder value, supporting its long-term growth strategies, and aligning compensation with risk outcomes. The Company believes that equity-based compensation awards made in Fiscal 2013, Fiscal 2014 and Fiscal 2015 share these characteristics and offer the potential for meaningful compensation for superior performance measured over an extended period of time.

Beginning February 1, 2013, the Company allowed certain employees, including the Company’s named executive officers, an opportunity to participate in the Urban Outfitters Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan is discussed more fully below in “—Nonqualified Deferred Compensation Plan.” As a matter of practice and philosophy, the Company has significantly limited the scope and value of perquisites provided to executive officers.

The Company’s compensation structure attempts to balance the ongoing cash requirements of the named executive officers for current income with the Company’s desire to create long-term incentives that are directly tied to growth in shareholder value. There is no pre-determined allocation between current and long-term compensation; the Compensation Committee maintains flexibility in this regard. Historically, however, equity compensation has provided the majority of income that named executives have derived from their employment with the Company. In recognition of this, the Compensation Committee takes the performance of the Common Shares (and therefore the perceived value of them to the executive) into consideration when making compensation decisions for each executive. Different positions may yield a different balance between cash and equity compensation in light of what the Compensation Committee decides will best further the Company’s objectives. For example, in Fiscal 2015 each brand leader had maximum bonus potential that exceeds base salary. This reflects the Company’s emphasis on the specific brand-related performance goals tied to the bonus for these particular executives. The Chief Financial Officer’s maximum bonus potential in Fiscal 2015 was 100%, a lower overall potential than brand leaders. The Chief Financial Officer’s bonus plan consists of financial metrics for the Anthropologie and Free People brands revenue and profitability metrics, representing 50% of his maximum potential bonus. The different elements of compensation are discussed more fully below in “Determination of Amount of Element; Relation of Elements to Primary Compensation Objectives.”

In the beginning of Fiscal 2009, citing his ownership of a substantial number of Common Shares and his confidence in the Company’s future performance, the Chairman, Richard A. Hayne, requested that his base salary be set at $1.00 per year, and the Compensation Committee continues to honor his request. Mr. Hayne remained eligible to receive a performance bonus in Fiscal 2015, which was tied to revenue and profitability metrics. The performance criteria were based on two incremental levels (i.e. “Plan” level and “Goal” level). The Free People Brand met “Plan” and “Goal” levels for revenue and Free People and Anthropologie met “Plan” and “Goal” levels for profitability, and Mr. Hayne received a bonus of $500,000 (against a maximum potential of $1,000,000). The Compensation Committee chose to focus on brand financial performance instead of Company-wide performance in order to create appropriate incentives for Fiscal 2015. The Compensation Committee provided “Plan” and “Goal” levels as the most appropriate measurements in Fiscal 2015.

Operation and Process

Compensation Committee

The Company’s Compensation Committee, acting pursuant to its charter, sets the amount of each element of compensation for each named executive officer, as described herein and under “Corporate Governance at Urban Outfitters—Compensation Committee.” The Compensation Committee generally holds meetings at least four times a year, and compensation amounts for executive officers for the new fiscal year are generally set in the Company’s first fiscal quarter. In Fiscal 2015, there were four meetings of the Compensation Committee.

The Compensation Committee is comprised of three members, Scott A. Belair (who is the committee’s chairman), Joel S. Lawson III, and Robert H. Strouse. All members are “independent” directors, as defined by the NASDAQ Marketplace Rules. The Compensation Committee Charter is available on the Company’s website at www.urbanoutfittersinc.com. The charter is reviewed by the Compensation Committee on an annual basis and revised as warranted.

Compensation Committee Consultant

The Compensation Committee directly engages PwC LLP as a compensation consultant to provide advice on executive compensation matters, and it performed such duties in Fiscal 2015. The committee and the Board of Directors have discretion to hire and fire the consultant, as described in the Compensation Committee’s Charter. The committee determines the scope of the consultant’s review. In Fiscal 2014, the committee asked the consultant to provide analysis of chief executive officer, chief operating officer, chief financial officer and division president compensation by providing supporting data, modeling and related advice, and to provide analysis of market incentive design practices and equity usage, and related advice. In Fiscal 2015, the compensation consultant did not make specific recommendations on the amount or form of compensation for any individual executive; however, the guidance and recommendations of the consultant regarding compensation generally have continued to inform the Compensation Committee’s decisions regarding overall compensation structures. PwC LLP sends its invoices for the compensation consultant’s services directly to the Compensation Committee, which reviews the invoices and then forwards them to the Company for payment.

The compensation consultant billed the Company $92,974 for services rendered in Fiscal 2015. During Fiscal 2015, the Company also retained PwC LLP to provide services unrelated to executive compensation, including tax-related services. The aggregate fees paid for those other services in Fiscal 2015 were $1,824,914. Management neither recommended nor made the decision to engage the compensation committee consultant; and neither the Compensation Committee nor the Board of Directors specifically approved the other services performed by PwC LLP. The PwC LLP consultant who advises the Compensation Committee does not provide any other services to the Company.

The Compensation Committee has evaluated the independence of PwC LLP and concluded that no conflict of interest exists that would prevent PwC LLP from independently advising the Compensation Committee.

Role of Executive Officers in Establishing Compensation

The Compensation Committee is solely responsible for compensation determinations and compensation policies applicable to executive officers, as well as other matters provided in the Compensation Committee Charter. Neither the Company’s Chief Executive Officer nor any other executive officer makes any such determinations or sets any such policies. The Compensation Committee does consult with the Chief Executive Officer in determining compensation levels for each named executive officer, and the committee takes his assessment of the performance of each of the executive officers into consideration when weighing the factors and setting compensation. The Chief Executive Officer, General Counsel, Chief Administrative Officer and Chief Financial Officer, may attend portions of certain meetings of the Compensation Committee as needed.

Neither the Chief Executive Officer nor any other officer has the authority to call Compensation Committee meetings or set meeting agendas themselves nor do they meet with the compensation consultant on an individual basis without the consent of the Compensation Committee or its chairman.

The Chief Executive Officer has the primary role in making recommendations to the Compensation Committee regarding the assessment and design of programs, plans and awards. He is assisted by the Chief Administrative Officer, General Counsel and Chief Financial Officer, who provide him with information and input on these items.

Elements of Compensation

The Company’s compensation program is comprised of three main elements: (1) base salary, (2) performance bonus and (3) equity-based incentives, including stock appreciation rights, performance stock units, restricted stock units and stock options.

The Board of Directors has evaluated the Company’s overall compensation policies and practices for its employees to determine whether such policies and practices create incentives that can affect the Company’s risk and management of that risk, and has further assessed whether any risks arising from these policies and practices are reasonably likely to have a material adverse effect on the Company. In connection with the evaluation, the Board of Directors considered, among other factors, the distribution of risk among the Company’s brands and segments, the overall mixture of compensation elements used to incentivize employees, and the Company’s use of balanced performance metrics that promote disciplined progress towards longer-term goals. Based on its evaluation, the Board of Directors has concluded that the risks arising from the Company’s policies and practices are not reasonably likely to have a material adverse effect on the Company.

Selection of Elements

The Compensation Committee has chosen to utilize base salary, performance bonus and equity-based incentives because it believes such a compensation package, taken as a whole, is both competitive in the marketplace and reflects directly on the Company’s primary objective of maximizing shareholder value and growing its brands. The rationale for the selection of each particular element is discussed in detail below.

Determination of Amount of Element; Relation of Elements to Primary Compensation Objectives

The Compensation Committee reviews the amounts payable to each executive under each individual element of compensation, as well as the aggregate amount of compensation to such executive, in making compensation decisions.

Base Salaries

Base salary is determined by position, experience and competitive market factors for comparable talent. Inasmuch as the main objective of the compensation plan is maximizing shareholder value, the Company generally seeks to set base salaries at or near prevailing market rates for comparable levels of responsibility in specialty retail so as to reduce the levels of committed compensation expense on the Company’s financial statements as well as the cash cost to the Company. The Company believes that it needs to offer competitive base salaries in order to retain and attract superior personnel, which is a key step in achieving its primary objectives.

Performance Bonuses

The Company’s executive officers are eligible to receive cash incentive bonuses based on the achievement of specific performance targets established in advance under the Incentive Plan. In determining performance objectives, the Compensation Committee sets forth specific targets that are consistent with its primary objectives. We believe that this plan presents the executive with clear objectives that, if achieved, will maximize shareholder value and further the growth of our brands, while providing commensurate rewards to the executive.

Eligibility

The Compensation Committee determines executive officer eligibility for performance bonuses during the Company’s first fiscal quarter based on the Company’s financial budgets and operating plans and the roles that the executives have in achieving those objectives.

Setting Performance Criteria and Targets

The Compensation Committee sets the performance criteria for each participant during the Company’s first fiscal quarter. The criteria may be based on the performance of the participant, a division, the Company as a whole or a subsidiary of the Company, at the committee’s discretion. Performance criteria may include, depending on the particular participant: sales, profit, return on sales, net operating profit after taxes, investment turnover, customer service indices, funds from operations, income from operations, return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of shares, economic value added, total shareholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, sales growth, net revenue growth, capacity utilization, new stores opened, customer penetration, increase in customer base, net income growth, expense control and hiring of personnel. The Compensation Committee determines performance criteria that are appropriate for each participant. The Compensation Committee may also take into account the opinion of the named executive officer as to which criteria he or she feels is the best indicator of his or her performance. After a reasonable evaluation, the Compensation Committee concluded that while the criteria or targets for Fiscal 2015 reward prudent risk-taking in support of the Company’s objectives, they do not encourage or promote inappropriate risk-taking by the participants.

Each year, the Compensation Committee determines specific performance criteria for executive officers in light of the Company’s growth strategy, major initiatives and current and projected operations and objectives. Any of the above criteria may be used for the Chief Executive Officer, brand executives or other executive officers. Typically the primary criteria for the performance bonus plans for executives with merchant responsibilities, such as the Chief Executive Officer of Urban Outfitters Group, would be revenue and operating profits for their specific Brand. For executive officers who do not have merchant responsibilities, such as the Chief Financial Officer, the criteria generally include one or more brand or Company revenue and operating profits goals and may include specific targets related to their functional areas or other goals determined by the committee. The Compensation Committee chose to focus on brand financial performance instead of Company-wide performance in order to create appropriate incentives for Fiscal 2015. The Compensation Committee provided “Plan” and “Goal” levels as the most appropriate measurements in Fiscal 2015.

Each performance criterion is then assigned a performance target. For example, for a criterion of “number of new stores opened,” the target would be the Company’s goal for a specified number of stores opened, consistent with the operating budget and with the brand growth strategies. The Compensation Committee takes historical revenue and operating profit performance and the current business environment into account in the development of the performance targets upon which performance bonuses are based. For a criterion of “revenue” and “operating profit,” the performance target for Fiscal 2015 was based on the Company’s achieving or exceeding two levels of revenue and operating profit, defined as “Plan” and “Goal” for the fiscal year. The thresholds for the functional area objectives take into consideration the operating budget and its goal of leveraging selling, general and administrative expenses as top line revenue grows, and those for functional area performance ratings are driven by the brand executives’ or the Chief Executive Officer’s assessments of the functional areas.

Finally, the Compensation Committee establishes a schedule or matrix for each participant showing the maximum performance bonus (expressed as a percentage of base salary) payable for the achievement of the specified performance target. The specific amounts for each performance target are determined by assessing the profit contribution attained by meeting various targets, and measuring the compensation outcomes achieved by meeting those targets, while taking into account total compensation from base salary, bonus and equity compensation. The performance targets and the percentage of performance bonus subject to each performance objective for the Company’s named executive officers in Fiscal 2015 are described below in “—Measuring Achievement: Payment of Bonuses.”

Role of Executive Officers in Determining Performance Factors

With respect to the performance bonus factors of all named executive officers, the Chief Executive Officer and the Chief Administrative Officer make recommendations to the Compensation Committee, which it considers when setting the performance bonus plans.

Measuring Achievement: Payment of Bonuses

At the end of the fiscal year, the Compensation Committee determines the extent of achievement of the pre-established performance targets for each criterion. The level of achievement attained is applied to the schedule to determine the individual’s adjusted performance bonus percentage, which is then multiplied by the individual’s award. The Compensation Committee has the discretion to award that amount or adjust the award payable if it believes such action would be in the best interest of the Company. With respect to “covered employees” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Covered Employees”), however, such adjustments may only be made to lower the compensation that would otherwise be receivable. Except for our Chief Financial Officer, all of our named executive officers during Fiscal 2015 were Covered Employees.

Set forth in the table below are the performance targets and the percentage of performance bonus subject to each performance objective for the Chairman, Chief Executive Officer and President, the Chief Financial Officer, the Chief Executive Officer, Anthropologie Group, the Chief Executive Officer, Urban Outfitters Group and the Chief Administrative Officer.

For Fiscal 2015, either a portion or all of each executive officer’s bonus (including those for named executive officers) was tied to two incremental levels of Brand revenue and operating profit measures: “Plan” and “Goal.” The Urban Outfitters Brand did not meet its “Plan” for revenue of $1.51 billion, its “Goal” for revenue of $1.52 billion, its “Plan” for operating profit of $181.3 million or its “Goal” for operating profit of $185.9 million. Actual Urban Outfitters Brand revenue was $1.39 billion and operating profit was $45.0 million. As a result, bonuses tied to the Urban Outfitters Brand performance criteria were not paid.

The Anthropologie Brand did not meet its “Plan” for revenue of $1.42 billion or its “Goal” for revenue of $1.43 billion, but achieved its “Plan” for operating profit of $238.4 million and its “Goal” for operating profit of $244.3 million. Actual Anthropologie Brand revenue was $1.38 billion and operating profit was $257.9 million. As a result, bonuses tied to the Anthropologie Brand performance criteria were partially paid.

The Free People Brand achieved its “Plan” for revenue of $521.8 million, its “Goal” for revenue of $527.0 million, its “Plan” for operating profit of $102.4 million and its “Goal” for operating profit of $104.9 million. Actual Free People Brand revenue was $530.6 million and operating profit was $106.4 million. As a result, bonuses tied to the Free People Brand performance criteria were paid.

Richard A. Hayne – Chairman, Chief Executive Officer and President

Bonus Criteria	Percent of Total Bonus Potential
Urban Outfitters Brand achieves Revenue “Plan”	10.00%
Urban Outfitters Brand meets or exceeds Revenue “Goal”	6.67%
Urban Outfitters Brand achieves Operating Profit “Plan”	10.00%
Urban Outfitters Brand meets or exceeds Operating Profit “Goal”	6.67%
Anthropologie Brand achieves Revenue “Plan”	10.00%
Anthropologie Brand meets or exceeds Revenue “Goal”	6.67%
Anthropologie Brand achieves Operating Profit “Plan”	10.00%
Anthropologie Brand meets or exceeds Operating Profit “Goal”	6.67%
Free People Brand achieves Revenue “Plan”	10.00%
Free People Brand meets or exceeds Revenue “Goal”	6.67%
Free People Brand achieves Operating Profit “Plan”	10.00%
Free People Brand meets or exceeds Operating Profit “Goal”	6.67%

100%

Francis J. Conforti – Chief Financial Officer

Bonus Criteria	Percent of Total Bonus Potential
Anthropologie Brand achieves Revenue “Plan”	12.50%
Anthropologie Brand achieves Operating Profit “Plan”	12.50%
Free People Brand achieves Revenue “Plan”	12.50%
Free People Brand achieves Operating Profit “Plan”	12.50%
Achievement of Individual Initiatives(1)	50.00%

100%

(1)	In Fiscal 2015, six of the seven initiatives were achieved, specifically: one of two goals relating to return on assets; one relating to return on equity; two relating to expense control indices; one relating to a customer service index; and one related to the hiring of personnel. One goal relating to return on assets was not achieved.

David W. McCreight – Chief Executive Officer, Anthropologie Group

Bonus Criteria	Percent of Total Bonus Potential
Anthropologie Brand achieves Revenue “Plan”	15.00%
Anthropologie Brand meets or exceeds Revenue “Goal”	10.00%
Anthropologie Brand achieves Operating Profit “Plan”	15.00%
Anthropologie Brand meets or exceeds Operating Profit “Goal”	10.00%
Achievement of Individual Initiatives(1)	50.00%

100%

(1)	In Fiscal 2015, all five individual initiatives were achieved, specifically: two relating to new stores opened; one relating to sales; one relating to customer penetration; and one relating to hiring of personnel.

Tedford G. Marlow – Chief Executive Officer, Urban Outfitters Group

Bonus Criteria	Percent of Total Bonus Potential
Urban Outfitters Brand achieves Revenue “Plan”	15.00%
Urban Outfitters Brand meets or exceeds Revenue “Goal”	10.00%
Urban Outfitters Brand achieves Operating Profit “Plan”	15.00%
Urban Outfitters Brand meets or exceeds Operating Profit “Goal”	10.00%
Achievement of Individual Initiatives(1)	50.00%

100%

(1)	In Fiscal 2015, all four individual initiatives were achieved, specifically: three relating to sales and one relating to hiring of personnel.

Calvin B. Hollinger – Chief Administrative Officer

Bonus Criteria	Percent of Total Bonus Potential
Anthropologie Brand achieves Revenue “Plan”	12.50%
Anthropologie Brand achieves Operating Profit “Plan”	12.50%
Free People Brand achieves Revenue “Plan”	12.50%
Free People Brand achieves Operating Profit “Plan”	12.50%
Achievement of Individual Initiatives(1)	50.00%

100%

(1)	In Fiscal 2015, all five individual initiatives were achieved, specifically: two relating to expense control indices; two relating to hiring of personnel; and one relating to a customer service index.

The Company did not modify any performance targets during Fiscal 2015 to reflect changes in the financial budgets or goals upon which the performance targets and awards were based. If the Company were to change such financial budgets in the future, however, the Compensation Committee would have discretion to adjust bonus awards accordingly where it believes it is warranted in light of the objectives of the compensation program. With respect to Covered Employees, however, such adjustments may only be made to lower the compensation that would otherwise be receivable.

Equity-Based Incentives

The Compensation Committee believes that stock ownership by management and equity-based performance compensation arrangements are useful tools to align the interests of management with those of the Company’s shareholders. Where executives are shareholders themselves, the executives will realize a direct benefit by maximizing shareholder value. In addition, as shareholders, executives will benefit from successful growth of the Company’s brands to the extent that this will increase the value of their shareholdings. Accordingly, the Company’s executives are eligible to receive stock appreciation rights, performance stock units, restricted stock units, restricted stock, and stock options under the Company’s stock incentive plans, which have been approved by the Company’s shareholders. The Company has in place three stock incentive plans, including the 2000 Stock Incentive Plan, the 2004 Stock Incentive Plan and the 2008 Stock Incentive Plan (collectively, the “Plans”), although awards may no longer be made under the 2000 Stock Incentive Plan.

The Compensation Committee determines whether to grant equity awards, the type of award, and the size of the grant to each executive officer based upon its overall assessment. The committee evaluates the executive officer’s performance after taking into consideration prior years’ grants, the organizational impact of the executive officer and the need to respond to competitive conditions in order retain executive officers and attract new candidates.

Stock Appreciation Rights

In Fiscal 2015, the Company did not grant stock appreciation rights to any executive officers because the Compensation Committee chose to utilize other forms of equity awards, such as performance stock units. Nevertheless, the committee believes that including stock appreciation rights in the compensation program serves the Company’s longer-term goals in the same manner as other equity-based compensation. Whereas base salary and performance bonuses compensate for achievement of shorter-term goals, equity awards motivate the executive to focus on the Company’s long-term success because the value of the award generally cannot be realized for an extended period of time. The Compensation Committee believes that stock appreciation rights, which provide value to our executives only if the Company’s share price increases relative to the share price on the date the awards are granted, generally share these beneficial characteristics and fit into the Company’s overall compensation philosophy.

Performance Stock Units and Restricted Stock Units

Performance stock unit awards and restricted stock unit awards are additional forms of equity based incentives available to the Compensation Committee under the Plans. Restricted stock unit awards are purely time vesting awards.

As discussed above, under “—Design of Compensation Program—Long-Term versus Currently Paid Out Compensation,” the Company believes that the performance stock unit awards made in Fiscal 2015 offer the potential for meaningful compensation for superior performance measured over an extended period of time. Vesting is both time-based and performance-based; the awards will not vest until the date specified in the award agreement and, consistent with our core principle of providing pay for performance, are forfeited if the established performance criteria are not achieved. The Compensation Committee considers the performance stock unit awards granted in Fiscal 2015 to be an integral component of the named executive officers’ overall compensation.

In Fiscal 2015, the Company made three grants of performance-based restricted stock units to named executive officers. On August 26, 2014, the Company granted 20,000 performance-based restricted stock units to Francis J. Conforti, Chief Financial Officer, 20,000 performance-based restricted stock units to David W. McCreight, Chief Executive Officer, Anthropologie Group, and 20,000 performance-based restricted stock units to Calvin B. Hollinger, Chief Administrative Officer. Thirty-three percent of each grant is subject to a performance period ending on August 26, 2017 where the average closing price of the Common Shares for the six months immediately preceding the vesting date equals or exceeds 100% of the fair market value of the grant price and the average operating profit margin for Urban Outfitters, Inc. for fiscal years 2016 and 2017 is at or above 10%, thirty-three percent of the grant is subject to a performance period ending on August 26, 2018 where the average closing price of the Common Shares for the six months immediately preceding the vesting date equals or exceeds 100% of the fair market value of the grant price and the average operating profit margin for Urban Outfitters, Inc. for fiscal years 2016, 2017, and 2018 is at or above 10%, and the remaining thirty-four percent of the grant is subject to a performance period ending on August 26, 2019 where the average closing price of the Common Shares for the six months immediately preceding the vesting date equals or exceeds 100% of the fair market value of the grant price and the average operating profit margin for Urban Outfitters, Inc. for fiscal years 2016, 2017, 2018 and 2019 is at or above 10%.

On November 25, 2014, the Company granted 200,000 performance-based restricted stock units to Mr. McCreight. Twenty-five percent of the grant is subject to a performance period ending on November 25, 2016 where the average closing price of the Common Shares for the six months immediately preceding the vesting date equals or exceeds 100% of the fair market value of the grant price and the average operating profit margin for Urban Outfitters, Inc. for fiscal year 2016 is at or above 10%, twenty-five percent of the grant is subject to a performance period ending on November 25, 2017 where the average closing price of the Common Shares for the six months immediately preceding the vesting date equals or exceeds 100% of the fair market value of the grant price and the average operating profit margin for Urban Outfitters, Inc. for fiscal years 2016 and 2017 is at or above 10%, twenty-five percent of the grant is subject to a performance period ending on November 25, 2018 where the average closing price of the Common Shares for the six months immediately preceding the vesting date equals or exceeds 100% of the fair market value of the grant price and the average operating profit margin for Urban Outfitters, Inc. for fiscal years 2016, 2017, and 2018 is at or above 10%, and the remaining twenty-five percent of the grant is subject to a performance period ending on November 25, 2019 where the average closing price of the Common Shares for the six months immediately preceding the vesting date equals or exceeds 100% of the fair market value of the grant price and the average operating profit margin for Urban Outfitters, Inc. for fiscal years 2016, 2017, 2018, and 2019 is at or above 10%.

Restricted Stock

Restricted stock awards are one of several equity-based incentives available to the Compensation Committee under the Plans. The committee believes that restricted stock awards generally share the same beneficial characteristics of stock options, but add a more significant retention element, and fit into the Company’s overall compensation philosophy in the same manner.

Stock Options

In Fiscal 2015, the Company did not grant stock options to any executive officers because the Compensation Committee chose to utilize other forms of equity awards, such as restricted stock and performance stock units. Nevertheless, the committee believes that including stock options in the compensation program serves the Company’s longer-term goals in the same manner as other equity-based compensation.

The exercise price of stock options is equal to or greater than Fair Market Value of the Common Shares on the date of the grant, as defined in the Plans. Awards granted pursuant to the Plans may be subject to performance-based vesting conditions, but to date, the Compensation Committee has granted only time-based stock options.

Timing

The Company generally considers once-a-year grants to a broad group of executives and managers, including named executive officers, typically at regularly scheduled board meetings and at such other times as necessary for business purposes related to employee promotion, or retention, or new hires. The Company makes grants that are effective on or after the date when the Administrator, as defined in the Plans, the Compensation Committee, or, for grants under a certain threshold, the Chairman, approves the grant. The Company does not time grants with respect to the release of positive or negative material non-public information.

Nonqualified Deferred Compensation Plan

The Company maintains an “unfunded” Deferred Compensation Plan primarily for the purpose of providing deferred compensation to a select group of employees who are limited in their participation under the Company’s 401(k) plan. Accordingly, the Deferred Compensation Plan is exempt from Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended, and complies with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. The terms of the Deferred Compensation Plan were adopted by the Board of Directors on November 27, 2012, and the Deferred Compensation Plan became effective on February 1, 2013.

Deferred compensation under the Deferred Compensation Plan consists of elective deferrals, if any, made by the participant and discretionary contribution credits made by the Company. Elective deferral credits will be fully vested. Discretionary contribution credits may be subject to a vesting schedule determined by the Company. Payment obligations, if any, under the Deferred Compensation Plan are payable in cash on a date or dates selected by the participant or upon certain specified events such as termination of employment, death or disability, subject to change in certain specified circumstances.

Additional Types of Compensation

In addition to the three main elements, the Company provides additional compensation to its executive officers in the form of: (i) a 401(k) matching contribution which is available to all employees who have completed three months of service, which is $0.25 on every $1.00 of employee deferral up to 6% of salary match, with a vesting schedule of 20% a year for five years, and with the deferral limited by applicable law; (ii) a holiday bonus, capped at $5,000; and (iii) employee awards made to all staff with fixed dollar amounts, plus the tax cost of such awards, for terms of service, in five-year service increments, ranging from $1,000 for 10 years of service to $15,000 for 30 years of service.

At its discretion, the Compensation Committee may also award bonuses to employees, including named executive officers, to reward for individual achievement or outstanding performance, to motivate for achievement of specific Company or individual goals and/or to promote retention and loyalty to the Company. The Company did not award any discretionary bonuses for Fiscal 2015 other than annual holiday bonuses.

Potential Payments Upon Changes in Control; Certain Corporate Transactions

All of the Plans provide that in the event of a “change in control” of the Company, all remaining unvested options and restricted stock awards will immediately vest and become exercisable, as applicable, although with respect to awards granted under the 2008 Stock Incentive Plan, the grant instrument may provide otherwise. “Change in control” is defined to include an event in which any person or group acquires majority beneficial ownership of the Company, other than Richard A. Hayne or benefit plans sponsored by either the Company or its subsidiaries. In deciding whether to exclude the change in control provisions in the grants, the Compensation Committee considers various factors, such as consistency with previous Company plans, industry practice, competition in the marketplace, and effects on retention. In Fiscal 2015, grants to key executives made under the Plans included a provision that vesting would not accelerate upon a change in control, which was intended to aid in retention of those executives.

In the event of certain corporate transactions (such as a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), the Compensation Committee has discretion to terminate all or a portion of outstanding options and stock appreciation rights, effective as of the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. If the committee decides to terminate, the holder will have the right to exercise outstanding options and stock appreciation rights on at least seven days’ notice. The Compensation Committee selected these corporate transactions as a triggering event for potential termination because they believe they are customary in industry practice.

Benchmarking

In Fiscal 2014, PwC LLP, the Company’s compensation consultant, reviewed publicly available information regarding the compensation paid to chief executive officers, chief financial officers, chief operating officers and division presidents of specialty retailers similar in operations and revenue to the Company (generally not less than 35% or more than two times the Company’s annual revenue) and made a presentation to the Compensation Committee regarding this analysis. The retailers reviewed were Abercrombie & Fitch, Aeropostale, American Eagle Outfitters, Ann Inc., Chico’s FAS, Coach, Express, Fossil Inc., Genesco, Guess, Lululemon Athletica Inc., Polo Ralph Lauren, and Quicksilver. The committee reviewed the figures provided by the consultant, which provided the group’s median and the 25th and 75th percentiles for informational and overall comparison purposes. Although the Compensation Committee considered the comparative data provided, there is no target percentile or precise position in which the Compensation Committee aims to set compensation other than to generally be competitive in the marketplace.

With respect to executives other than the Chief Executive Officer, Chief Financial Officer, Chief Administrative Officer, Chief Executive Officer, Anthropologie Group, and Chief Executive Officer, Urban Outfitters Group neither PwC LLP nor the Compensation Committee has undertaken any formal benchmarking over the last three fiscal years; however, in prior years of reviewing base salaries to determine whether the Company is meeting its goal of providing competitive compensation that will attract and retain outstanding personnel, the Compensation Committee from time to time has reviewed publicly available compensation information described in the periodic filings of an informal group of other publicly traded companies in the specialty retail industry, typically including the retailers reviewed by the Company’s compensation consultant, for purposes of a market reference.

If the Compensation Committee elects to analyze comparative data, there may be a variation in the companies reviewed for comparative purposes from year-to-year depending on what information becomes most relevant to the Compensation Committee, although the committee anticipates referring to information available for publicly traded specialty retailers, including those reviewed in Fiscal 2014, for the foreseeable future.

The Compensation Committee takes the Company’s own historical data into consideration to ensure that compensation increases are consistent with the growth in operating profit and in responsibility of its executives. Each year the Compensation Committee reviews a summary of all of the Company’s named executive officer and key management personnel compensation for the previous fiscal year as well as prior fiscal years. All historical data is viewed with the operating results and responsibilities of management personnel and their specific performance.

Compensation Committee Discretion

The factors related to increasing the compensation and potential compensation from bonuses of named executive officers from year-to-year takes into account increased revenue and profitability, performance and measurably increased responsibilities, with a focus on both performance and the leveraging of selling, general and administrative expenses. The Company has not generally decreased base salaries or the bonus potential of named executive officers. This is because its history of growth has led to larger responsibilities for its named executive officers and because as a matter of philosophy, it does not generally reduce these compensation elements for existing employees. As more fully described above, however, at Mr. Hayne’s request, the Compensation Committee set his base salary at $1.00 in Fiscal 2009, which has remained in effect since that time and will continue in effect for Fiscal 2016.

Under the Incentive Plan, the Compensation Committee has discretion in the granting of performance bonus awards and can grant such awards to executive officers who are not Covered Employees, at its discretion, even if specified performance goals are not achieved. The requirements for performance bonus awards were not waived in Fiscal 2015, but could be waived in the future to reward specific performance achievements in an instance where the actual criteria for a performance bonus were not met or for purposes of retention. The Compensation Committee may reduce any executive officer’s award if it believes such action would be in the best interest of the Company. At the end of a fiscal year, the Compensation Committee also has the ability to grant cash bonuses to any executive officers on a discretionary basis, as described above in “—Additional Types of Compensation.”

Pursuant to the 2004 Stock Incentive Plan and the 2008 Stock Incentive Plan, the Compensation Committee has discretion to accelerate the date on which options or stock appreciation rights may be exercised, and may accelerate the date of termination of the restrictions applicable to restricted stock and restrict stock units if it determines that to do either would be in the best interests of the Company and the plan participants.

The Company at present has no employment agreements or contracts with its named executive officers and has no policies for post-termination compensation arrangements. In the future, however, the Company may, in its sole discretion, decide to provide some form of severance in the event that a named executive officer’s employment ceases.

Tax and Accounting Considerations

The applicability of Section 162(m) of the Internal Revenue Code of 1986, as amended, may affect the tax deductibility of certain portions of named executive officers’ compensation. Wherever possible, the Company structures compensation for its executive officers in a way that preserves tax deductibility under Section 162(m).

The Company does not usually consider the tax consequences to named executive officers of cash compensation or of equity based compensation, though it considers the tax treatment to the Company for non-qualified options and the non-qualifying disposition of qualified options to be favorable.

Security Ownership Guidelines

The Company has no policy that requires or that sets guidelines for the ownership of Common Shares; nor does it have any policy on the hedging of economic risk of such ownership or of vested stock options, other than requiring full compliance with all applicable laws.

Consideration of Advisory Shareholder Vote on Executive Compensation

At the annual meeting of shareholders on May 27, 2014, our shareholders overwhelmingly approved, on a non-binding advisory basis, the compensation of the Company’s executive officers, including the Company’s compensation practices and principles and their implementation, as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative executive compensation disclosure contained in our 2014 Proxy Statement. The Compensation Committee appreciates and values the views of our shareholders.

As the Compensation Committee evaluated the Company’s compensation practices throughout Fiscal 2015, the Compensation Committee was mindful of the strong support our shareholders expressed by the 2014 shareholder advisory vote. In light of this strong level of support of the overall pay practices, and of the general effectiveness of our long standing compensation policies, the Board and the Compensation Committee do not currently intend to make any material changes to our executive compensation program for Fiscal 2016. Going forward, future advisory votes on executive compensation will serve as an additional tool to assist the Board of Directors and the Compensation Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its shareholders.

Also at the annual meeting of shareholders on May 17, 2011, our shareholders expressed a preference that advisory votes on executive compensation occur every three years. In accordance with the results of this vote, the Board of Directors determined to implement an advisory vote on executive compensation every three years until the next required vote on the frequency of shareholder votes on the compensation of executives, which is scheduled to occur at our 2017 annual meeting.

COMPENSATION COMMITTEE REPORT

The following report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act.

The Compensation Committee of the Company’s Board of Directors (the “Committee”) has submitted the following report for inclusion in this Proxy Statement:

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015 for filing with the SEC.

The foregoing report is provided by the following directors, who constitute the Committee:

Scott A. Belair, Chairman of the Compensation Committee

Joel S. Lawson III

Robert H. Strouse

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(1) ($)		Total ($)
Richard A. Hayne	2015	1	5,000	—		—	500,000	(2)	—	30,635	(3)	535,636
Chairman of the Board,	2014	1	5,000	—		—	35,000		—	28,486		68,487
Chief Executive Officer and President	2013	1	5,000	—		—	0		—	28,272		33,273
Urban Outfitters, Inc.
(Principal Executive Officer)
Francis J. Conforti	2015	455,769	5,000	511,934	(4)	—	383,625	(2)	—	3,191	(5)	1,359,519
Chief Financial Officer	2014	382,308	20,500	987,600		—	154,655		—	2,362		1,547,425
Urban Outfitters, Inc.	2013	338,096	5,000	91,450		505,500	76,113		—	2,608		1,018,767
(Principal Financial Officer)
David W. McCreight	2015	929,231	5,000	4,651,934	(6)(7)	—	1,577,813	(2)	—	677	(8)	7,164,655
Chief Executive Officer	2014	884,231	430,000	1,481,400		—	1,193,756		—	283,038		4,272,425
Anthropologie Group	2013	856,538	5,000	—		—	1,377,000		—	234,170		2,472,708
Tedford G. Marlow	2015	717,692	5,000	—		—	810,000	(2)	—	2,475	(9)	1,535,167
Chief Executive Officer	2014	690,769	5,000	1,872,000		—	192,938		—	396		2,761,103
Urban Outfitters Group	2013	597,692	6,088	—		3,393,000	126,000		—	381		4,123,161
Calvin B. Hollinger	2015	487,115	6,091	511,934	(4)	—	418,950	(2)	—	3,920	(10)	1,428,010
Chief Administrative Officer	2014	461,423	45,000	2,447,400		—	164,349		—	3,889		3,122,061
Urban Outfitters, Inc.

(1)	Includes matching cash contributions in Fiscal 2015 by the Company under the Urban Outfitters 401(k) Savings Plan of $1,044 for Mr. Hayne, $3,137 for Mr. Conforti, $539 for Mr. McCreight and $3,782 for Mr. Hollinger.
(2)	Amounts shown reflect the named executive officer’s total non-equity annual incentive plan compensation earned during Fiscal 2015, which are expected to be paid in the first quarter of Fiscal 2016.
(3)	Includes automobile insurance premiums in the amount of $15,151 and life insurance premiums in the amount of $14,440 paid by the Company for Mr. Hayne.
(4)	Stock award represents 20,000 performance-based restricted stock units granted pursuant to an award made on August 26, 2014 and subject to a performance period ending on January 31, 2019. The Aggregate Fair Value for the award was $511,934. For a discussion of the assumptions and accounting for performance-based restricted stock units, please see note 9 to the Company’s consolidated financial statements for the fiscal year ended January 31, 2015, which are included in the Company’s Annual Report on Form 10-K, as filed with the SEC on April 1, 2015. For a description of the conditions of these awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”
(5)	Includes life insurance premiums paid by the Company for Mr. Conforti in the amount of $54.
(6)	Stock award represents 200,000 performance-based restricted stock units granted pursuant to an award made on November 25, 2014 and subject to a performance period ending on January 31, 2019. The Aggregate Fair Value for the award was $4,140,000. For a discussion of the assumptions and accounting for performance-based restricted stock units, please see note 9 to the Company’s consolidated financial statements for the fiscal year ended January 31, 2015, which are included in the Company’s Annual Report on Form 10-K, as filed with the SEC on April 1, 2015. For a description of the conditions of these awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”

(7)	Stock award represents 20,000 performance-based restricted stock units granted pursuant to an award made on August 26, 2014 and subject to a performance period ending on January 31, 2019. The Aggregate Fair Value for the award was $511,934. For a discussion of the assumptions and accounting for performance-based restricted stock units, please see note 9 to the Company’s consolidated financial statements for the fiscal year ended January 31, 2015, which are included in the Company’s Annual Report on Form 10-K, as filed with the SEC on April 1, 2015. For a description of the conditions of these awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”
(8)	Includes life insurance premiums paid by the Company for Mr. McCreight in the amount of $138.
(9)	Includes life insurance premiums paid by the Company for Mr. Marlow in the amount of $396 and matching contributions in Fiscal 2015 by the Company under the Company’s Deferred Compensation Plan in the amount of $2,078.
(10)	Includes life insurance premiums paid by the Company for Mr. Hollinger in the amount of $138.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Richard A. Hayne		600,000	1,000,000	1,000,000
Francis J. Conforti		465,000	465,000	465,000
	08/26/2014				20,000	20,000	20,000				511,934	(2)
David W. McCreight		1,683,000	2,103,750	2,103,750
	08/26/2014				20,000	20,000	20,000				511,934	(2)
	11/25/2014				200,000	200,000	200,000				4,140,000	(3)
Tedford G. Marlow		1,296,000	1,620,000	1,620,000
Calvin B. Hollinger		490,000	490,000	490,000
	08/26/2014				20,000	20,000	20,000				511,934	(2)

(1)	The amounts listed represent potential threshold, target and maximum bonuses available to the named executive officers under the Incentive Plan. The table reports the awards that could have been earned in Fiscal 2015. The actual payments are reported above in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.” As described above in “—Compensation Discussion and Analysis,” the Compensation Committee has discretion to reduce any amounts payable to any executive and to increase amounts payable to executives who are not Covered Employees under the Incentive Plan.
(2)	Stock award represents 20,000 performance-based restricted stock units granted pursuant to an award made on August 26, 2014 and subject to a performance period ending on January 31, 2019. The Aggregate Fair Value for the award was $511,934. For a discussion of the assumptions and accounting for performance-based restricted stock units, please see note 9 to the Company’s consolidated financial statements for the fiscal year ended January 31, 2015, which are included in the Company’s Annual Report on Form 10-K, as filed with the SEC on April 1, 2015. For a description of the conditions of these awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”
(3)	Stock award represents 200,000 performance-based restricted stock units granted pursuant to an award made on November 25, 2014 and subject to a performance period ending on January 31, 2019. The Aggregate Fair Value for the award was $4,140,000. For a discussion of the assumptions and accounting for performance-based restricted stock units, please see note 9 to the Company’s consolidated financial statements for the fiscal year ended January 31, 2015, which are included in the Company’s Annual Report on Form 10-K, as filed with the SEC on April 1, 2015. For a description of the conditions of these awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard A. Hayne	—	—		—	—	—	—		—		—		—
Francis J. Conforti	4,000	—		—	31.77	08/25/2016	—		—		—		—
	3,900	1,300	(1)	—	32.80	09/07/2018	—		—		—		—
	—	—		—	—	—	—		—		5,700	(2)	198,702	(3)
	—	—		—	—	—	—		—		30,000	(4)	1,045,800	(3)
	—	—		—	—	—	—		—		5,000	(2)	174,300	(3)
	—	50,000	(5)	—	28.10	05/21/2020	—		—		—		—
	—	—		—	—	—	—		—		40,000	(6)	1,394,400	(3)
	—	—		—	—	—	—		—		20,000	(7)	697,200	(3)
David W. McCreight	50,000	50,000	(8)	—	26.85	11/14/2019	—		—		—		—
	—	—		—	—	—	—		—		100,050	(9)	3,487,743	(3)
	—	—		—	—	—	—		—		60,000	(6)	2,091,600	(3)
	—	—		—	—	—	—		—		20,000	(7)	697,200	(3)
	—	—		—	—	—	—		—		200,000	(10)	6,972,000	(3)
Tedford G. Marlow	200,000	100,000	(11)	—	28.49	02/20/2020	—		—		—		—
	—	—		—	—	—	5,000	(12)	174,300	(3)	—		—
	—	—		—	—	—	—		—		60,000	(6)	2,091,600	(3)
Calvin B. Hollinger	3,200	—		—	37.51	08/18/2015	—		—		—		—
	12,000			—	31.77	08/25/2016	—		—		—		—
	10,425	3,475	(1)	—	32.80	09/07/2018	—		—		—		—
	—	—		—	—	—	—		—		15,100	(2)	526,386	(3)
	—	—		—	—	—	—		—		65,000	(4)	2,265,900	(3)
	—	—		—	—	—	—		—		15,000	(2)	522,900	(3)
	—	—		—	—	—	—		—		60,000	(13)	2,091,600	(3)
	—	—		—	—	—	—		—		40,000	(6)	1,394,400	(3)
	—	—		—	—	—	—		—		20,000	(7)	697,200	(3)

(1)	The Stock Appreciation Right (“SAR”) entitles the grantee, upon exercise, to the number of Common Shares with a fair market value on the exercise date equal to: (i) the excess of the fair market value of a Common Share on the exercise date over the base price of $32.80, times (ii) the number of SAR shares exercised. The SAR vests 50% on September 8, 2013, 25% on September 8, 2014 and the remaining 25% on September 8, 2015.

(2)	If all performance objectives are achieved, performance-based restricted stock units will convert into Common Shares on a one-for-one basis upon vesting on April 1, 2015. If performance objectives under the respective award are not achieved, all performance-based restricted stock units under that award are forfeited. For a further description of these performance-based restricted stock unit awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”
(3)	Calculated by multiplying our closing market price on January 30, 2015 (the last business day of Fiscal 2015) by the number of performance-based restricted stock units that have not vested.
(4)	If all performance objectives are achieved, performance-based restricted stock units will convert into Common Shares on a one-for-one basis upon vesting on August 16, 2016. If performance objectives under the respective award are not achieved, all performance-based restricted stock units under that award are forfeited. For a further description of these performance-based restricted stock unit awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”
(5)	The SAR entitles the grantee, upon exercise, to the number of Common Shares with a fair market value on the exercise date equal to: (i) the excess of the fair market value of a Common Share on the exercise date over the base price of $28.10, times (ii) the number of SAR shares exercised. The SAR vests 33.33% on May 22, 2015, 33.33% on May 22, 2016 and the remaining 33.34% on May 22, 2017.
(6)	If all performance objectives are achieved, performance-based restricted stock units will convert into Common Shares on a one-for-one basis upon vesting on August 27, 2018. If performance objectives under the respective award are not achieved, all performance-based restricted stock units under that award are forfeited. For a further description of these performance-based restricted stock unit awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”
(7)	If all performance objectives are achieved, performance-based restricted stock units will convert into Common Shares on a one-for-one basis upon vesting 33 1/3% on August 26, 2017, 33 1/3% on August 26, 2018 and 33 1/3% on August 26, 2019. If performance objectives under the respective award are not achieved, all performance-based restricted stock units under that award are forfeited. For a further description of these performance-based restricted stock unit awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”
(8)	The SAR entitles the grantee, upon exercise, to the number of Common Shares with a fair market value on the exercise date equal to: (i) the excess of the fair market value of a Common Share on the exercise date over the base price of $26.85, times (ii) the number of SAR shares exercised. The SAR vests 25% on November 15, 2012, 25% on November 15, 2013, 25% on November 15, 2014 and the remaining 25% on November 15, 2015.
(9)	If all performance objectives are achieved, performance-based restricted stock units will convert into Common Shares on a one-for-one basis upon vesting 33 1/3% of the performance-based restricted stock units are eligible to vest on each of November 15, 2014, November 15, 2015 and November 15, 2016, in each case, contingent on the satisfaction of the requirement that the average closing price of the Common Shares be at least $30.00, $32.50 and $35.00, respectively, during the six-month period immediately preceding each applicable vesting date. For a further description of these performance-based restricted stock unit awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”
(10)	If all performance objectives are achieved, performance-based restricted stock units will convert into Common Shares on a one-for-one basis upon vesting 25% on November 25, 2016, 25% on November 25, 2017, 25% on November 26, 2018 and 25% on November 25, 2019. If performance objectives under the award are not achieved, all performance-based restricted stock units under that award are forfeited. For a further description of these performance-based restricted stock unit awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”
(11)	The SAR entitles the grantee, upon exercise, to the number of Common Shares with a fair market value on the exercise date equal to: (i) the excess of the fair market value of a Common Share on the exercise date over the base price of $28.49, times (ii) the number of SAR shares exercised. The SAR vests 33.33% on February 21, 2013, 33.33% on February 21, 2014, and 33.34% on February 21, 2015.
(12)	The Restricted Stock Award is granted pursuant to an award made on February 25, 2013, of which 5,000 units vested on March 25, 2014 and 5,000 units vest on March 25, 2015. For a description of the conditions of these awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”
(13)	If all performance objectives are achieved, performance-based restricted stock units will convert into Common Shares on a one-for-one basis upon vesting 33% on February 25, 2018 and 67% on February 25, 2019. If performance objectives under the award are not achieved, all performance-based restricted stock units under that award are forfeited. For a further description of these performance-based restricted stock unit awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David W. McCreight	50,000	199,000	49,950	1,540,958
Tedford G. Marlow			5,000	179,000

Equity Compensation Plan Information

The following table shows the status of equity awards under the Plans as of January 31, 2015:

	EQUITY COMPENSATION PLAN
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Plan Category	(A)		(B)		(C)
Equity Compensation Plans Approved by Security Holders(1) :
Securities	7,355,006	(2)	$32.21	(3)	5,102,199
Equity Compensation Plans not Approved by Security Holders:	—		—		—

Total	7,355,006		$32.21		5,102,199

(1)	Amounts are subject to adjustment to reflect any stock dividend, stock split, share consideration or similar change in our capitalization.
(2)	As of January 31, 2015, 451,336 performance stock units were outstanding under the 2008 Stock Incentive Plan. The Company has determined that it is unlikely that the performance targets would be achieved by any of the applicable measurement dates. As a result, the Company expects that these units will be available for future issuance on the day following each applicable measurement date.
(3)	Weighted-average exercise price does not take into account performance stock unit awards.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2015

The following table provides information relating to the deferred compensation activity and balances, if any, for each named executive officer under the Company’s Deferred Compensation Plan. A description of this plan is available above in “Compensation of Executive Officers—Compensation Discussion and Analysis—Determination of Amount of Element; Relation of Elements to Primary Compensation Objectives—Nonqualified Deferred Compensation Plan.”

Name	Executive Contributions ($)		Registrant Contributions ($)		Aggregate Earnings ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance ($)
Richard A. Hayne	—		—		—	—	—
Francis J. Conforti	—		—		—	—	—
David W. McCreight	—		—		—	—	—
Tedford G. Marlow	215,077	(1)	2,078	(2)	29,448	—	742,686
Calvin B. Hollinger	—		—		—	—	—

(1)	This amount is included in the Summary Compensation Table under the caption “Salary.”
(2)	This amount is included in the Summary Compensation Table under the caption “All Other Compensation.”

PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of the Common Shares for each person known to the Company, other than Richard A. Hayne, who beneficially owns more than five percent of the Company’s outstanding Common Shares, the name and address of such beneficial owner, and the percentage such shares comprise of the outstanding Common Shares of the Company. All percentages are calculated based on 130,504,464 shares outstanding as of February 23, 2015.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned
Massachusetts Financial Services Company 11 Huntington Avenue Boston, MA 02199	12,195,097	(1)	9.3%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	7,478,325	(2)	5.7%

(1)	Based solely on information reported in a Schedule 13G filed by Massachusetts Financial Services Company (“MFS”) on February 3, 2015 with the SEC. As reported in such filing, MFS has sole voting power with respect to 10,946,145 Common Shares and sole dispositive power with respect to 12,195,097 Common Shares.
(2)	Based solely on information reported in a Schedule 13G filed by The Vanguard Group (“Vanguard”) on February 11, 2015 with the SEC. As reported in such filing, Vanguard has sole voting power with respect to 181,074 Common Shares, sole dispositive power with respect to 7,310,951 Common Shares and shared dispositive power with respect to 167,374 Common Shares.

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Shares for each director and named executive officer for Fiscal 2015 and all current directors and executive officers of the Company as a group. The number of shares beneficially owned is as of February 23, 2015 and all percentages are calculated based on 130,504,464 shares outstanding as of February 23, 2015. The address of each of the beneficial owners identified is 5000 South Broad Street, Philadelphia, PA 19112; and (b) each person has sole voting and dispositive power with respect to all such shares.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned
Richard A. Hayne	23,184,936	(1)	17.8%
Margaret A. Hayne	6,218,699	(2)	4.8%
Scott A. Belair	2,780,000	(3)	2.1%
Harry S. Cherken, Jr.	692,800	(4)	*
Robert H. Strouse	290,000	(5)	*
Joel S. Lawson III	282,000	(6)	*
Edward N. Antoian	60,000	(7)	*
David W. McCreight	32,453		*
Calvin B. Hollinger	15,200	(8)	*
Francis J. Conforti	4,320	(9)	*
Tedford G. Marlow	3,310		*
Elizabeth Ann Lambert	0		*
Current directors and executive officers as a group (13 persons)	33,905,963	(10)	25.9%

*	Denotes less than 1%.
(1)	Includes: (i) 62,440 Common Shares owned by the Hayne Foundation; (ii) 157,233 Common Shares held by the Richard and Margaret Hayne 2012 Trust; (iii) 138,223 Common Shares held by the David A. Hayne 2012 Trust, of which Mr. Hayne is a special trustee; (iv) 127,350 Common Shares held by the Jessica M. Hayne 2012 Trust, of which Mr. Hayne is a special trustee; (v) 23,626 Common Shares allocated under the Company’s 401(k) Savings Plan, with respect to which Mr. Hayne has shared voting power. Excludes 6,218,699 Common Shares beneficially owned by Mr. Hayne’s spouse, as to which he disclaims beneficial ownership.
(2)	Includes: (i) 2,490,488 Common Shares held by the Richard A. Hayne 2008 Trust for Children FBO Annesley Hayne, of which Ms. Hayne is a trustee; (ii) 2,490,488 Common Shares held by the Richard A. Hayne 2008 Trust for Children FBO Judson Hayne, of which Ms. Hayne is a trustee; (iii) 53,390 Common Shares held by the Richard A. Hayne 2008 Trust for Children FBO David A. Hayne, of which Ms. Hayne is a trustee; (iv) 53,390 Common Shares held by the Richard A. Hayne 2008 Trust for Children FBO Sarah E. Connelly, of which Ms. Hayne is a trustee; (v) 53,390 Common Shares held by the Richard A. Hayne 2008 Trust for Children FBO Jonathan Hayne, of which Ms. Hayne is a trustee; and (vi) 11,369 Common Shares allocated under the Company’s 401(k) Savings Plan, with respect to which Ms. Hayne has shared voting power.
(3)	Includes 210,000 Common Shares subject to presently exercisable options. Excludes 600,000 Common Shares owned by Trust U/A/D April 16, 1993 by Scott A. Belair as grantor and Steven D. Burton as Trustee, as to which Mr. Belair disclaims beneficial ownership.
(4)	Includes: (i) 210,000 Common Shares subject to presently exercisable options; and (ii) 4,400 Common Shares held by a trust of which Mr. Cherken is a trustee.

(5)	Includes 210,000 Common Shares subject to presently exercisable options.
(6)	Includes: (i) 190,000 Common Shares subject to presently exercisable options; (ii) 75,000 Common Shares held by a trust of which Mr. Lawson is a trustee; and (iii) 10,000 Common Shares held by a trust of which Mr. Lawson is a trustee.
(7)	Includes 60,000 Common Shares subject to presently exercisable options.
(8)	Includes 15,200 Common Shares subject to presently exercisable options.
(9)	Includes 4,000 Common Shares subject to presently exercisable options and 320 Common Shares allocated under the Company’s 401(k) Savings Plan, with respect to which Mr. Conforti has shared voting power.
(10)	Includes 979,200 Common Shares subject to presently exercisable options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Mr. Belair, Mr. Lawson and Mr. Strouse. No member of the Compensation Committee is or was during Fiscal 2015 an employee, or is or ever has been an officer, of the Company or its subsidiaries. No executive officer of the Company served as a director or a member of the compensation committee of another company, one of whose executive officers serves as a member of the Company’s Board of Directors or Compensation Committee. Please see “Certain Business Relationships” below with respect to Mr. Belair.

CERTAIN BUSINESS RELATIONSHIPS

Richard A. Hayne, Chief Executive Officer, and Margaret A. Hayne, President of the Free People Brand and Chief Creative Officer are married. Mr. Hayne’s son, David A. Hayne, whose total compensation in Fiscal 2015 was $1,031,219 is employed by the Company. The total compensation amounts in this paragraph include salary, bonus, equity awards and 401(k) Company contributions.

Harry S. Cherken, Jr., a director of the Company, is a partner in the law firm of Drinker Biddle & Reath LLP, which provided legal services to the Company in Fiscal 2015 and is expected to continue to do so in the future. Drinker Biddle & Reath LLP has received customary compensation for these services in a net amount of $2,752,041 during Fiscal 2015.

The McDevitt Company, a real estate company, acted as a broker in substantially all of the Company’s new real estate transactions during Fiscal 2015 in the United States. The Company has not paid any compensation to The McDevitt Company, but the Company has been advised that The McDevitt Company has received commissions from other parties to such transactions. Wade L. McDevitt is the brother-in-law of Scott Belair, one of the Company’s directors, and is president and the sole shareholder of The McDevitt Company. Mr. McDevitt’s wife, Wendy McDevitt, is an employee of the Company. In addition, Mr. McDevitt owns McDevitt Corporation Limited, a United Kingdom entity, and McDevitt Netherlands BV, a Dutch entity. In Fiscal 2015, the Company paid real estate commissions of $295 to West St. Consulting, a United Kingdom entity owned by an employee of McDevitt Corporation Limited, and $300 to HED Real Estate BV, a Dutch entity owned by three employees of McDevitt Netherlands BV. The Company has been advised that West St. Consulting and HED Real Estate BV have entered into arrangements to share a portion of these commissions with McDevitt Corporation Limited and McDevitt Netherlands BV.

The Addis Group (“Addis”), an insurance brokerage and risk management consulting company, acted as the Company’s commercial insurance broker and risk management consultant during Fiscal 2015. The Company has not paid any compensation to Addis for such services, but has been advised that Addis has received commissions from other parties to such transactions. Scott Addis, the brother-in-law of Richard A. Hayne and Margaret A. Hayne, is president of Addis.

Pursuant to the terms of the Code, which applies to all of the Company’s directors, officers and employees, conflicts of interest are prohibited unless otherwise waived by the Board of Directors or allowed under guidelines approved by the Board of Directors. Under the Code, a conflict of interest can arise whenever a person’s private interests interfere in any way with the interests of the Company, including when a director, officer or employee takes actions or has interests that make it difficult for such person to perform his or her work objectively and effectively, or when a member of such person’s family receives improper personal benefits. Each of the relationships described above has been reviewed and approved by the Board of Directors.

RELATIONSHIPS WITH AUDITORS

On May 24, 2005, the Audit Committee approved the engagement of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, and has re-approved the engagement in each subsequent year. Deloitte & Touche LLP has performed audit services, including the issuance of their audit opinion for the fiscal years ended January 31, 2015, 2014 and 2013.

One or more representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement as he or she may desire and will be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

The following report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act.

During Fiscal 2015, the Audit Committee was composed of three independent directors of the Company (as independence is defined under NASDAQ’s Marketplace Rules and the rules and regulations of the SEC). In addition, the Board of Directors has determined that during Fiscal 2015, all three current members of the Audit Committee, Joel S. Lawson III, Edward N. Antoian, and Scott A. Belair, qualified as “audit committee financial experts” as defined by the SEC in Item 407(d)(5)(ii) of Regulation S-K.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Its purpose is to monitor the integrity of the financial statements, review the Company’s internal accounting procedures and controls, oversee the independence, qualification and performance of the Company’s independent accountants, and appoint the independent accountants. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for Fiscal 2015 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the Company’s independent registered public accounting firm, Deloitte & Touche LLP, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and discussed with the independent accountants such other matters as are required under Auditing Standard No. 16 and other generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent accountants the accountants’ independence from management and the Company, including the matters in the written disclosures and the letter received by the Audit Committee, as required by applicable requirements of the Public Company Accounting Oversight Board and considered the compatibility of nonaudit services with the accountants’ independence.

The Audit Committee discussed with the Company’s independent accountants the overall scope and plans for the audit. The Audit Committee met with the independent accountants, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2015 for filing with the SEC.

Joel S. Lawson III, Chairman of the Audit Committee

Edward N. Antoian

Scott A. Belair

AUDIT AND OTHER FEES

Audit and Other Fees for Past Two Fiscal Years

The following table sets forth the aggregate fees billed to the Company for services rendered by our independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte & Touche”), for the fiscal years ended January 31, 2015 and January 31, 2014:

	Fiscal 2015	Fiscal 2014
Audit Fees – professional services rendered for the audit of the Company’s annual financial statements and reviews of the financial statements included in the Company’s Forms 10-Q	$1,186,770	$954,032
Audit-Related Fees – assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.	—	6,350
Tax Fees – professional services rendered in connection with advice related to certain state tax filings	52,500	—
All Other Fees – represents the annual charge for a web based accounting research tool	2,000	2,000

Total Fees	$1,241,270	$962,382

Audit and Permissible Non-Audit Services Pre-Approval Policies and Procedures

During Fiscal 2004, the Audit Committee established a pre-approval policy pursuant to which it has granted its approval for Deloitte & Touche, as the Company’s independent registered public accounting firm, to perform certain audit, audit-related, tax and other services up to specified aggregate fee levels for each service. The Audit Committee periodically reviews and revises, if necessary, the list of pre-approved services that Deloitte & Touche may provide. The Audit Committee’s policy also provides that any proposed services that are not specifically pre-approved pursuant to the policy, as well as any proposed services that exceed pre-approved cost levels established in the policy, will require the Audit Committee’s separate pre-approval. In addition, the Audit Committee may delegate pre-approval authority to one or more of its members, who must report, for information purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all audit, audit-related and tax services provided by Deloitte & Touche during Fiscal 2015 in accordance with this policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities (“10% Shareholders”) to file reports of ownership and changes in ownership with the SEC. Officers, directors and 10% Shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of such forms received by it and a written representation from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during Fiscal 2015, all filing requirements applicable to its officers, directors and 10% Shareholders under Section 16(a) were complied with on a timely basis.

PROPOSALS FOR 2016 ANNUAL MEETING

Shareholder proposals for the 2016 annual meeting of shareholders must comply with applicable SEC rules and regulations and must be received by the Secretary of the Company prior to December 3, 2015 to be considered for inclusion in the Company’s Proxy Statement for that meeting. If the December 3, 2015 deadline is missed, a shareholder proposal may still be submitted for consideration at the 2016 annual meeting of shareholders, although it will not be included in the Proxy Statement, if it is received no earlier than February 26, 2016 and no later than March 18, 2016. If notification of a shareholder proposal is not received by December 3, 2015, the Company may vote, in its discretion, any and all of the proxies received in its solicitation against such proposal.

In addition, the advance notice provisions in the Company’s bylaws require that the following additional information must be provided to the Company by a shareholder submitting a shareholder proposal: (i) the shareholder’s name and address; (ii) a representation that the shareholder is a holder of record of shares of the Company and intends to appear in person or by proxy at the meeting to make the proposal; (iii) the number of and class of shares owned by the shareholder and any Shareholder Associated Person (as defined in the bylaws), which information must be supplemented as of the record date; (iv) a description of any agreement, arrangement or understandings between the shareholder or any other person or persons, pursuant to which the business is to be proposed, which information must be supplemented as of the record date; (v) information regarding the shareholder’s, Shareholder Associated Person’s or certain affiliated partnership’s ownership of derivative instruments (such as options, warrants, convertible security, etc.) or any other opportunity of the shareholder or Shareholder Associated Person to profit from a change in the value of shares of the Company and the existence of any hedging transactions, which information must be supplemented as of the record date; and (vi) any other information regarding the proposal that would be required under the SEC’s proxy rules and regulations.

COST OF SOLICITATION

The cost of soliciting proxies will be borne directly by the Company. Solicitation may be made by mail, personal interview or telephone or other electronic means by certain officers and other employees of the Company who will receive no additional compensation for such solicitation. The Company has made arrangements with Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902, to assist us in soliciting proxies and have agreed to pay them a fee for such services that is not expected to exceed $10,000. The Company will reimburse banks, brokers and other nominees for their reasonable expenses in forwarding proxy materials to the beneficial owners for whom they hold shares.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Proxy Statement, annual report or Notice may have been sent to multiple shareholders in your household. The Company will promptly deliver a separate copy of any of these documents to you if you request one by writing, calling or faxing as follows: Investor Relations, Urban Outfitters, Inc., 5000 South Broad Street, Philadelphia, PA 19112, telephone number (215) 454-5500 and facsimile number (215) 454-4660. If you want to receive separate copies of the annual report, Proxy Statement or Notice in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

ADDITIONAL INFORMATION

This Proxy Statement is accompanied by the Company’s Annual Report on Form 10-K for Fiscal 2015, as filed with the SEC (except for exhibits). Requests for additional copies of such Form 10-K should be directed to the Company at the address set forth on the cover of this Proxy Statement, Attention: Investor Relations.

The Reports of the Compensation Committee of the Board of Directors on Executive Compensation and of the Audit Committee included in this Proxy Statement shall not be deemed “soliciting material” or otherwise deemed “filed” and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates those portions of this Proxy Statement by reference therein.

It is important that your shares be represented at the Annual Meeting. If you are unable to be present in person, we respectfully request that you vote promptly. You may vote your shares over the Internet, by telephone or, if you received a paper copy of the proxy card, by signing and dating it and returning it to us in the stamped and addressed envelope that is enclosed with the proxy card as promptly as possible.

By Order of the Board of Directors,

Richard A. Hayne

Chairman of the Board

April 1, 2015

APPENDIX A

URBAN OUTFITTERS

EXECUTIVE INCENTIVE PLAN

(As Amended and Restated Effective February 1, 2010)

1. PURPOSE

The purpose of the Urban Outfitters Executive Incentive Plan (the “Plan”) is to provide an incentive for corporate officers and other key employees who are in a position to contribute materially to the success of the Corporation and its Subsidiaries.

2. DEFINITIONS

The following terms, as used herein, shall have the meaning specified:

(a) “Award” means an incentive payment made pursuant to the Plan.

(b) “Award Year” means a twelve-month period beginning February 1. The first Award Year under this amended and restated Plan shall begin on February 1, 2010.

(c) “Board” means the Board of Directors of the Corporation as it may be comprised from time to time.

(d) “Code” means the Internal Revenue Code of 1986, as amended, and any successor statute, and the regulations promulgated thereunder.

(e) “Committee” means the committee appointed to administer the Plan, as provided in Section 5.

(f) “Corporation” means Urban Outfitters, Inc., or any successor corporation.

(g) “Covered Employee” means an Employee who, on the date a Target Award is established under Section 3, is a covered employee within the meaning of Code §162(m)(3), or is reasonably expected to be such a covered employee for the year in which payment with respect to the Target Award is scheduled to be made.

(h) “Employee” means an executive or other key employee of the Corporation or a Subsidiary.

(i) “Participant” means an Employee selected from time to time by the Committee to participate in the Plan.

(j) “Performance Adjustment” means a factor (or factors), as determined by a schedule or matrix established by the Committee, that will, when multiplied by a Participant’s Target Award, determine the amount of a Participant’s Award.

(k) “Performance Criterion or Criteria” means the business criterion or criteria selected by the Committee from the following to measure performance: sales, profit, return on sales, net operating profit after taxes, investment turnover, customer service indices, funds from operations, income from operations, return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of shares, economic value added, total shareholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, sales growth, net revenue growth, capacity utilization, new stores opened, customer penetration, increase in customer base, net income growth, expense control and hiring of personnel. The business criterion or criteria may apply to the individual, a division, or to the Company and/or one or more Subsidiaries.

(l) “Performance Target” means the target established by the Committee for each Performance Criterion pursuant to Section 3.

(m) “Subsidiary” means any direct or indirect subsidiary of the Corporation, whether in corporate, partnership, limited liability company or any other form.

(n) “Target Award” means, with respect to a Participant in any Award Year, the Participant’s highest annual base salary during such year multiplied by the percentage of salary established by the Committee for that Participant.

3. ESTABLISHMENT OF TARGET AWARD AND PERFORMANCE CRITERIA, TARGETS AND ADJUSTMENTS.

(a) In General. The Committee shall designate the Participants eligible to receive an Award for an Award Year. The Committee shall establish the following for each Participant for an Award Year:

(i) A Target Award;

(ii) The applicable Performance Criteria or Criterion;

(iii) The Performance Target with respect to each Performance Criterion that will result in payment of 100% of the portion of the Target Award assigned to such Criterion; and

(iv) The Performance Adjustment, in the form of schedule or matrix, which shall set forth (A) the percentage of the Target Award payable with respect to a Performance Criterion if achievement is other than the Performance Target, and (B) the weighting of Performance Criteria if more than one is selected with respect to a Participant.

(b) Time of Establishment. The Committee shall determine the Target Award, Performance Criteria, Performance Target and Performance Adjustment for: (i) each Participant who is a Covered Employee not later than 90 days after the beginning of the Award Year to which such measures relate; provided, however, that the outcome is substantially uncertain at the time the measure is established and that no such determination shall be made after 25 percent of the Award Year has elapsed; and (ii) each Participant who is not a Covered Employee as soon as practicable after the beginning of the Award Year to which such measures relate.

(c) Non-uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Participants and from Award Year to Award Year.

4. AWARDS

(a) Award Determination. At the end of each Award Year, the Committee shall determine and certify in writing:

(i) The extent to which Performance Targets established for the Participant have been achieved with respect to such Award Year; and

(ii) The Performance Adjustment applicable to each Participant based on such achievement.

The Award payable to a Participant with respect to an Award Year shall be calculated by multiplying the Participant’s Target Award by the Participant’s Performance Adjustments for such year, subject to adjustment by the Committee pursuant to subsection (b), the limit on Awards set forth in subsection (c), and the employment requirement set forth in subsection (d).

(b) Committee Adjustment. The Committee may reduce the amount of the Award determined under subsection (a) if it believes such action would be in the best interest of the Corporation. The Committee may increase the amount of the Award determined under subsection (a) with respect to a Participant who is not a Covered Employee if it believes such action would be in the best interest of the Corporation. The Committee may not increase the amount of the Award determined under subsection (a) with respect to a Participant who is a Covered Employee.

(c) Maximum Award. Notwithstanding any provision of this Plan to the contrary, the maximum Award payable to any Participant with respect to any Award Year is $5,000,000.

(d) Employment Requirement. No Award shall be payable to a Participant who is not an Employee on the date the Award is scheduled to be paid, except as follows:

(i) If the Participant dies or becomes disabled (as determined by the Committee, in its discretion) prior to the date the Award is scheduled to be paid, the Participant may be granted an Award as and to the extent determined by the Committee; and

(ii) If the Participant retires or is involuntarily terminated after the last day of the Award Year and prior to the date the Award is scheduled to be paid, the Committee, in its sole discretion, may determine the amount of the Award to be granted (if any), under subsections (a), (b) and (c).

(e) Payment of Awards. Any Award payable under this Section 4 shall be paid in cash as soon as practicable after the Committee has determined the amount of the Award, but not later than the later of (i) the March 15 immediately following the end of the calendar year in which such Award is no longer subject to a substantial risk of forfeiture (as defined in Code §409A), or (ii) the date that is 2 1/2 months from the end of the Corporation’s first taxable year in which such Award is no longer subject to a substantial risk of forfeiture (as defined in Code §409A), or such other date provided in regulations or guidance issued under Code §409A to qualify for the short-term deferral exception.

5. ADMINISTRATION

(a) Committee. The Plan and all Awards shall be administered by the Committee which shall consist solely of two or more “outside directors” as defined in the regulations under Code §162(m).

(b) Authority. The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

The Committee may delegate to the officers or employees of the Corporation and/or a Subsidiary the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose; provided, however, that the Committee may not delegate any authority with respect to a Covered Employee for which the action of a committee of outside directors is required under Code §162(m) (e.g., decisions regarding timing, eligibility, amount or other material terms of any Awards); and further provided that with respect to an Employee who is not a Covered Employee, decisions regarding timing, eligibility, amount or other material terms of any Awards may be delegated only to the President of the Corporation.

(c) Determinations. The actions and determinations of the Committee on all matters relating to the Plan and any Awards will be final and conclusive.

(d) Liability. No member of the Committee or the Board will be liable for any action taken or determination made in good faith with respect to the Plan or any Award thereunder, and the Corporation will defend Committee and Board members for any actions taken or decisions made in good faith under the Plan.

(e) Code §162(m). It is the intent of the Corporation that this Plan and Awards granted to Covered Employees hereunder satisfy, and be interpreted in a manner that satisfies the applicable requirements of Code §162(m) so that the Corporation’s tax deduction for remuneration in respect of this Plan for services performed by Covered Employees is not disallowed in whole or in part by the operation of Code §162(m). If any provision of this Plan or if any Award would otherwise frustrate or conflict with the intent expressed in this subsection, that provision shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Covered Employees.

6. MISCELLANEOUS

(a) Nonassignability. No Award will be assignable or transferable (including pursuant to a pledge or security interest) other than by will or by the laws of descent and distribution.

(b) Withholding Taxes. All payments under the Plan shall be subject to any applicable governmental withholding tax requirements related thereto.

(c) Amendment or Termination of the Plan. The Board may, at any time and for any reason, suspend or discontinue the Plan or revise, amend or terminate the Plan; provided, however, that without the approval of stockholders (in the manner described in regulations under Code §162(m)), the Board may not change (i) the Performance Criteria, (ii) the individuals or class of individuals eligible to participate in the Plan, or (iii) the maximum amount payable with respect to any Award Year to a Covered Employee under the Plan. Continuation of the Plan shall be subject to stockholder approval to the extent required by regulations under Code §162(m) (e.g., no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the performance goal).

(d) Other Payments or Awards. Nothing contained in the Plan will be deemed in any way to limit or restrict the Corporation, its Subsidiaries, or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

(e) Payments to Other Persons. If payments are legally required to be made to any person other than the person to whom any amount is available under the Plan, payments will be made to the person to whom the Committee, or its delegate, believes to be legally entitled to the payment. Any such payment will be a complete discharge of the liability under the Plan.

(f) Unfunded Plan. No provision of the Plan will require the Corporation or its Subsidiaries, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets; nor will the Corporation or its Subsidiaries maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Corporation and its Subsidiaries, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they will have the same rights as other employees under generally applicable law.

(g) Limits of Liability. Neither the Corporation or a Subsidiary, nor any member of the Board, the Committee, or any other person participating in the interpretation, administration or application of the Plan shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

(h) Rights of Employees. Nothing contained in this Plan will confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or a Subsidiary, or constitute any contract or limit in any way the right of the Corporation or a Subsidiary to change such person’s compensation or other benefits, or to terminate the employment or other service of such person with or without cause.

(i) Section Headings. The section headings contained herein are for convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, will control.

(j) Invalidity. If any term or provision contained herein will to any extent be invalid or unenforceable, such invalidity or unenforceability will not affect any other provision or part hereof.

(k) Applicable Law. The Plan will be governed by the laws of the jurisdiction in which the Corporation is incorporated as determined without regard to the conflict of law principles thereof.

(l) Effective Date. The Plan, as amended and restated herein, shall be effective as of February 1, 2010.

	0		¢

URBAN OUTFITTERS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Richard A. Hayne and Francis J. Conforti, or either of them, with full power of substitution, as the undersigned’s proxies to vote at the Annual Meeting of Shareholders of Urban Outfitters, Inc. (the “Company”) called for June 2, 2015, at 10:30 a.m. Eastern Daylight Time at the corporate offices of Urban Outfitters, Inc., 5000 South Broad Street, Building 543, Philadelphia, Pennsylvania 19112 and at any adjournment thereof.

(Continued and to be signed on the reverse side)

¢	1.1	14475	¢

ANNUAL MEETING OF SHAREHOLDERS OF

URBAN OUTFITTERS, INC.

June 2, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://proxy.urbn.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

”  Please detach along perforated line and mail in the envelope provided.  ”

¢	00033333333333330000 0	060215

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR, “FOR” THE RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2016, “FOR” THE RESOLUTION TO RE-APPROVE THE URBAN OUTFITTERS EXECUTIVE INCENTIVE PLAN, “AGAINST” PROPOSAL 4 AND “AGAINST” PROPOSAL 5. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSALS 4 AND 5.		1.	Election of Directors:	FOR	AGAINST	ABSTAIN
			Edward N. Antoian	☐	☐	☐
			Scott A. Belair	☐	☐	☐
			Harry S. Cherken, Jr.	☐	☐	☐
			Margaret A. Hayne	☐	☐	☐
			Richard A. Hayne	☐	☐	☐
			Elizabeth Ann Lambert	☐	☐	☐
			Joel S. Lawson III	☐	☐	☐
			Robert H. Strouse	☐	☐	☐
		2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for Fiscal Year 2016.	☐	☐	☐
		3.	To re-approve the Urban Outfitters Executive Incentive Plan.	☐	☐	☐
		4.	Shareholder proposal regarding human rights report.	☐	☐	☐
		5.	Shareholder proposal regarding proxy access.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	You are urged to sign and return this proxy so that you may be sure that your shares will be voted.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢